UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                 )

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Crown Castle Inc.

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April [ ], 2023
Dear Stockholder:
It is our pleasure to invite you to attend the 2023 Annual Meeting of Stockholders ("Annual Meeting") of Crown Castle Inc. ("Company"). The meeting will be held on Wednesday, May 17, 2023 at 9:00 a.m. Central Time at our offices located at 8020 Katy Freeway, Houston, Texas 77024. The Notice of Annual Meeting and Proxy Statement ("Proxy Statement") accompanying this letter describe the business to be conducted at the Annual Meeting.
The Board of Directors welcomes this opportunity to have a dialogue with our stockholders and looks forward to your comments and questions regarding the Company. You can find information about the Company and its strategy to create long-term stockholder value in "Item I. Business—Strategy" of our Annual Report on Form 10-K for the year ended December 31, 2022 ("2022 Form 10-K").
We have elected to furnish proxy materials and our 2022 Form 10-K to many of our stockholders over the Internet pursuant to Securities and Exchange Commission rules, which allows us to reduce costs associated with the Annual Meeting. On or about April [ ], 2023, we intend to send most of our stockholders a Notice of Internet Availability of Proxy Materials ("Proxy Materials Notice") containing instructions on how to access our Proxy Statement and 2022 Form 10-K and how to submit proxies. Those who do not receive a Proxy Materials Notice will receive a copy of the Proxy Statement and 2022 Form 10-K by mail, unless they have previously requested delivery of materials electronically. The Proxy Materials Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and 2022 Form 10-K, if you only received a Proxy Materials Notice.
It is important that your shares be represented at the Annual Meeting, regardless of the number you may hold. Whether or not you plan to attend, please promptly submit your proxy in one of the ways outlined in the following Proxy Statement in order to have your shares voted at the Annual Meeting.
We look forward to seeing you on May 17, 2023.
Kind Regards,

P. Robert Bartolo
Chair of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 17, 2023
9:00 a.m. (Central Time)
8020 Katy Freeway
Houston, Texas 77024
April [ ], 2023
Dear Stockholder:
You are invited to the 2023 Annual Meeting of Stockholders ("Annual Meeting") of Crown Castle Inc. ("Company"). The Annual Meeting will be held at the time and place noted above. At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:
•the election of 10 director nominees for a one-year term;
•the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for fiscal year 2023;
•a non-binding, advisory vote to approve the compensation of our named executive officers;
•the amendment to Company's Restated Certificate of Incorporation, as amended ("Charter"), regarding officer exculpation; and
•such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders at the close of business on March 20, 2023 ("Record Date") will be entitled to vote at the Annual Meeting, and, unless a new record date is set, any adjournment or postponement of the meeting. You may submit your proxy in any of the following ways:
•if you received a printed proxy card or voting instruction form, mark, sign, date and return the proxy card or voting instruction form or scan the QR code located on your proxy card or voting instruction form (see instructions on the Notice of Internet Availability of Proxy Materials ("Proxy Materials Notice") on how to request a printed proxy card or voting instruction form);
•call the toll-free telephone number shown at the website address listed on your Proxy Materials Notice or on your proxy card or voting instruction form; or
•visit the website shown on your Proxy Materials Notice or the proxy card or voting instruction form to submit a proxy via the Internet.
Have your Proxy Materials Notice or proxy card in front of you when submitting a proxy by telephone or the Internet; it contains important information that is required to access the system. Alternatively, you may vote your shares at the Annual Meeting, subject to the applicable voting deadlines. For important information regarding attending and voting at the Annual Meeting, see "VII. Information About the Annual Meeting."
Your vote is important. To be sure your vote counts and to assure a quorum, please submit your proxy in one of the ways outlined above whether or not you plan to attend the Annual Meeting.
By Order of the Board of Directors,
Donald J. Reid
Corporate Secretary

TABLE OF CONTENTS

		Page			Page
I.	Proxy Statement Summary	1		Summary Compensation Table	42
II.	Election of Directors	8		All Other Compensation Table	43
	Proposal	8		Grants of Plan-Based Awards in 2022	44
	Nominees for Director—For a Term Expiring in 2024	9		Outstanding Equity Awards at 2022 Fiscal Year-End	45
	Board Matrix	14		Option Exercises and Stock Vested in 2022	47
	Board Leadership Structure	15		Potential Payments Upon Termination of Employment	47
	Meetings	15		CEO Pay Ratio	49
	Risk Oversight	15		Pay Versus Performance	50
	Board Committees	17	V.	Amendment to the Company's Charter Regarding Officer Exculpation	54
	Board Independence	20		Proposal	54
	Compensation Committee Interlocks and Insider Participation	20	VI.	Other Matters	55
	Board Compensation	20		Beneficial Ownership of Common Stock	55
	Director Compensation Table for 2022	21		Delinquent Section 16(a) Reports	56
	Certain Relationships and Related Transactions	22		Stockholder Recommendation of Director Candidates	56
III.	Ratification of Appointment of Independent Registered Public Accountants	23		Stockholder Nominations and Proposals for 2024 Annual Meeting	56
	Proposal	23		Expenses Relating to this Proxy Solicitation	57
	Audit Committee Matters	24		Available Information	57
	Audit Committee 2022 Report	24		Householding of Proxy Materials	57
IV.	Executive Compensation	26		Stockholder Communications	58
	Proposal	26	VII.	Information About the Annual Meeting	59
	Executive Officers	27		Appendix A, Independence Categorical Standards	A-1
	Compensation Discussion and Analysis	28		Appendix B, Non-GAAP Financial Measures	B-1
	Compensation Committee 2022 Report	41		Appendix C, Certificate of Amendment to Charter	C-1
Unless this Proxy Statement indicates otherwise or the context otherwise requires, the terms, "we," "our," "our Company," "the Company" or "us" as used in this proxy statement ("Proxy Statement") refer to Crown Castle Inc. (formerly, Crown Castle International Corp.) and its predecessor (organized in 1995), as applicable, each a Delaware corporation.

2023 Proxy Statement Summary
I.    PROXY STATEMENT SUMMARY
This Proxy Statement Summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information you should consider, so please read the entire Proxy Statement carefully before voting. For additional information regarding our 2022 performance, see the Company's Annual Report on Form 10-K for the year ended December 31, 2022 ("2022 Form 10-K").

2023 Annual Meeting of Stockholders
You are invited to attend the 2023 Annual Meeting of Stockholders ("Annual Meeting"). The following provides an overview of the information about the Annual Meeting:
For additional information about the Annual Meeting, see "VII. Information About the Annual Meeting."

Voting Matters and Board Recommendations
The following table summarizes the four proposals to be voted on at the Annual Meeting and the voting recommendation of our Board of Directors ("Board") for each proposal. We will also act on other business that may be properly raised before the Annual Meeting.
How to Vote
Your vote is very important. We encourage you to vote or submit your proxy by one of the methods shown below. For detailed voting instructions, see "VII. Information About the Annual Meeting."

CROWN CASTLE INC.	2023 PROXY STATEMENT

2023 Proxy Statement Summary

Snapshot of Director Nominees
The following tables provide summary information about our director nominees. For additional information about our director nominees see "II. Election of Directors—Nominees for Director—For a Term Expiring in 2024."

CROWN CASTLE INC.	2023 PROXY STATEMENT

2023 Proxy Statement Summary
Corporate Governance Highlights

We recognize the importance of a robust corporate governance framework to promote the interests of our stockholders. Our corporate governance highlights include:

✓ Annual election of directors by majority vote	✓ Stock ownership and retention guidelines
✓ 8 out of 10 independent director nominees	✓ Annual Board and committee evaluations
✓ Range of director nominee tenures	✓ One-share, one-vote standard
✓ Separate Board Chair and CEO	✓ Mandatory retirement age (72 years of age)
✓ Regular Board executive sessions	✓ Proxy access
✓ Board diversity	✓ No poison pill

2022 Business Performance Highlights

We delivered another strong year of results for 2022, adding to our long history of consistently delivering attractive growth. We continue to believe our ability to offer towers, small cells and fiber solutions, which are all integral components of communications networks and are shared among multiple tenants, provides us the best opportunity to generate significant growth while delivering high returns for our stockholders.

$2.6 billion

cash returned to common stockholders through dividends

>9%

growth in dividends paid per share year over year

HISTORICAL TOTAL RETURN[(a)]

1-Year	-33%
3-Year	5%
5-Year	45%
10-Year	158%

INCOME FROM CONTINUING OPS[(b)]

$1.7 billion

↑ 45%

ADJUSTED EBITDA[(c)]

$4.3 billion

↑ 14%

AFFO[(c)]

$3.2 billion

↑ 6%

AFFO PER SHARE[(c)]

$7.38 per share

↑ 6%

(a) Represents the total stockholder return, including dividends, based on the closing stock price at year end of each of the respective periods through December 31, 2022. Amounts shown are not necessarily indicative of future performance.

(b) Does not reflect impact related to ATO Settlement (as defined in the 2022 Form 10-K).

(c) See *Appendix B* for further information and reconciliation of this non-GAAP financial measure to net income (loss).

2022 Environmental, Social and Governance Highlights
We consider the environmental, social and governance ("ESG") impact of our business and integrate ESG into our business practices and decision-making. For over 25 years, we have met the increased need for data and connectivity through a shared infrastructure model. We build once and use our infrastructure for multiple tenants,

CROWN CASTLE INC.	2023 PROXY STATEMENT

2023 Proxy Statement Summary
resulting in the use of fewer resources – including water, energy, metals and other materials – than would otherwise be needed to construct and maintain communications infrastructure.
Environmental
We remain focused on making decisions that are good for both the environment and our business, and we are continuing to make progress toward our goal to be carbon neutral in Scope 1 and 2 emissions by 2025. In 2022, we made progress in the sourcing of renewable energy to power our operations and converting our tower lighting systems to LED.
Social
We continue to demonstrate progress toward our long-term commitment to increase diversity within our workforce and create a more inclusive community. We believe that partnerships with diverse suppliers make our community, business and supply chain stronger, and we are taking actions that we anticipate will position us to make progress toward our diverse supplier spend goal in the coming years.
Governance
We recognize the importance of a robust corporate governance framework. The skills and diversity of our Board remain a strength. We are committed to continuing to safeguard our corporate network data.

CROWN CASTLE INC.	2023 PROXY STATEMENT

2023 Proxy Statement Summary
Additional information regarding our sustainability initiatives and progress is available through the Investors section of our website at https://investor.crowncastle.com. The information on our website, including our most recent ESG Report, is not, and shall not be deemed to be, incorporated by reference into this Proxy Statement or any other filings with the Securities and Exchange Commission ("SEC") unless expressly noted in any such other filings.
Executive Compensation
Rewarding improvement in our financial and operating results and the creation of stockholder value are key characteristics of our compensation philosophy, which serves as the foundation of our executive compensation program. To align the interests of our executives with those of our stockholders, the focus of our executive compensation program is on incentive compensation that emphasizes "pay-for-performance," rewarding our executives for performance against pre-established financial goals and total stockholder return ("TSR"). Our executive compensation program is discussed in detail in section "IV. Executive Compensation."
Alignment of Pay and Performance
We seek to align the interests of our named executive officers ("NEOs"), including our chief executive officer ("CEO"), with the interests of our stockholders. Our executive compensation program aligns a significant portion of our NEOs' compensation with the total return experienced by our stockholders. The graph below illustrates the alignment between our CEO's total compensation (as reported in "IV. Executive Compensation—Summary Compensation Table") and the returns experienced by our stockholders over the last three years.

$200
$150
$100
$50
$0
Value of $100 invested in CCI on 1/1/20
$20
$15
$10
$5
$0
CEO Total Compensation ($ millions)
$18.0
$14.6
$12.5
2020
2021
2022
Indexed Total Stockholder Return(a)
CEO Total Compensation(b)

(a) Illustrates the total stockholder return on our common stock during the period from January 1, 2020 through December 31, 2022, assuming $100 was invested on January 1, 2020 and assuming reinvestment of dividends.

(b) For more information regarding the make-up of the annual total compensation for each year ended December 31, 2022, 2021 and 2020, see "IV. Executive Compensation—Summary Compensation Table."

CROWN CASTLE INC.	2023 PROXY STATEMENT

2023 Proxy Statement Summary
Say-on-Pay
Our stockholders have historically approved our say-on-pay proposal at a high rate, with approximately 96% of votes cast in favor of our executive compensation program at our 2022 annual meeting of stockholders. Over the past five years, the average stockholder approval of our executive compensation program was 98%.
2022 Pay Components
As part of our executive compensation program, we provide our NEOs with base salary, short-term incentives and long-term incentives. We allocate compensation among these components based on our belief that the majority of executive compensation should be paid in the form of performance-based, variable compensation, with a greater emphasis on "at risk" pay for senior executives who have greater responsibility for the business.
As illustrated below, the compensation pay mix for our CEO and our other NEOs during 2022 reflects our objectives of linking pay to performance and aligning executives' interests with those of our stockholders. The compensation pay mix for "All Other NEOs" reflects the average compensation for all of our NEOs as a group, excluding the CEO, for 2022. For an individual breakdown of the compensation allocation for each of our NEOs, see "IV. Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation and Benefits."

CROWN CASTLE INC.	2023 PROXY STATEMENT

2023 Proxy Statement Summary
The following illustrates the make-up of, and performance metrics attributable to, the short-term and long-term incentives awarded to our NEOs. For additional information on the short-term and long-term incentives, see "IV. Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation and Benefits."

CROWN CASTLE INC.	2023 PROXY STATEMENT

II.  ELECTION OF DIRECTORS
Proposal
Pursuant to our Restated Certificate of Incorporation, as amended ("Charter"), all directors of the Board (other than any director who may be elected by the holders of any series of preferred stock) hold office for a term expiring at the first succeeding annual meeting of stockholders after their election, with each such director holding office until his or her successor shall have been duly elected and qualified ("Annual Term").
The nominees for director at the Annual Meeting are: P. Robert Bartolo, Jay A. Brown, Cindy Christy, Ari Q. Fitzgerald, Andrea J. Goldsmith, Tammy K. Jones, Anthony J. Melone, W. Benjamin Moreland, Kevin A. Stephens and Matthew Thornton, III. Each of these nominees is currently a member of the Board. If elected at the Annual Meeting, each of the nominees shall hold office as a director for an Annual Term.
In accordance with our Amended and Restated By-laws ("By-Laws"), each incumbent director nominee has tendered an irrevocable resignation that will be effective upon (1) failure to receive the required vote for election at the Annual Meeting and (2) the Board's subsequent acceptance of such resignation. If an incumbent director nominee fails to receive the required vote for re-election, the Nominating, Environmental, Social and Governance Committee ("NESG Committee") and the Board should act to determine whether to accept or reject the resignation, or whether other action should be taken.
Each nominee has consented to be nominated and has expressed his or her intention to serve if elected. The Board expects that each of the nominees for director will be able and willing to serve as a director. If any nominee is not available, the proxies may be voted for another person nominated by the current Board, or the size of the Board may be reduced. For information about the nominees, see "II. Election of Directors—Nominees for Director—For a Term Expiring in 2024."
The Board recommends a vote FOR the election of each of the 10 nominees named herein as directors.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Nominees for Director—For a Term Expiring in 2024

P. Robert Bartolo	Age: 51	Director Since: 2014

Principal Occupation: Individual Investor
Mr. Bartolo was appointed to the Board as a director in February 2014. Mr. Bartolo has served as our Board Chair since May 2022. Mr. Bartolo served as a portfolio manager in the U.S. Equity Division of T. Rowe Price from March 2005 to January 2014. During such time, Mr. Bartolo also served as Vice President of T. Rowe Price Group, Inc. From October 2007 to January 2014, Mr. Bartolo served as Executive Vice President ("EVP") of the U.S. Growth Stock Fund and chairman of that fund's Investment Advisory Committee. Mr. Bartolo also analyzed and recommended companies in the telecommunications and related industries for T. Rowe Price from August 2002 to March 2007 and co-managed the Media and Telecom Fund from March 2005 to March 2007. Mr. Bartolo has earned the Chartered Financial Analyst designation.

Skills and Qualifications: Mr. Bartolo brings to our Board financial and investment expertise and experience, business analysis acumen, advanced financial literacy, and an understanding of our business and the communications infrastructure industry, including extensive experience investing in and analyzing companies in the telecommunications and related industries.

Jay A. Brown	Age: 50	Director Since: 2016

Principal Occupation: President and CEO, Crown Castle Inc.
Mr. Brown was elected to the Board as a director in May 2016 and has served as our President and CEO since June 2016. Previously, Mr. Brown served as our Senior Vice President ("SVP"), Chief Financial Officer ("CFO") and Treasurer from July 2008 to May 2016.  Mr. Brown served as Vice President of Finance from August 2001 until his appointment as our CFO and, during such time, was also appointed Treasurer in May 2004. From the time he joined the Company in August 1999 until July 2001, Mr. Brown served in a number of positions in corporate development and corporate finance.  Mr. Brown serves on the advisory board of governors of the National Association of Real Estate Investment Trusts (NAREIT) and the advisory board of Hankamer School of Business at Baylor University. Mr. Brown also serves on the board of trustees of Baylor College of Medicine and board of regents of Baylor University.

Skills and Qualifications: Mr. Brown brings to our Board executive experience (including as our CEO and CFO), extensive knowledge and understanding of our business and the communications infrastructure industry, financial and transactional acumen, and strategic insight.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Cindy Christy	Age: 57	Director Since: 2007

Principal Occupation: President, Asurion Corporation
Ms. Christy was appointed to the Board as a director in August 2007. Ms. Christy has served as President of Asurion Corporation ("Asurion") since September 2014. Ms. Christy's prior positions at Asurion include service as Chief Operating Officer ("COO") from September 2014 to December 2017, as President-Americas from December 2012 to September 2014, and as President-Sales, Marketing and Product Management from November 2008 to December 2012. Prior to joining Asurion, Ms. Christy served as President, Americas Region for Alcatel-Lucent from January 2008 to September 2008 and as President of the North America Region for Alcatel-Lucent from December 2006 to December 2007. Prior to that time, Ms. Christy served in various positions with Lucent Technologies Inc., including President of the Network Solutions Group, President of the Mobility Solutions Group and COO of the Mobility Solutions Group. Ms. Christy currently serves as a director and Treasurer of CTIA, a trade association representing the U.S. wireless communications industry. From August 2015 to February 2019, Ms. Christy served on the board of directors of The Dun & Bradstreet Corporation, formerly a public company.

Skills and Qualifications: Ms. Christy brings to our Board extensive and advanced know-how and understanding of telecommunications technologies and related emerging technological trends, relevant executive experience (including with a leading telecommunications infrastructure provider), industry strategic insights, and extensive knowledge of our customers, including such customers' anticipated priorities, goals and objectives.

Ari Q. Fitzgerald	Age: 60	Director Since: 2002

Principal Occupation: Partner and Leader, Communications, Internet and Media Practice, Hogan Lovells US LLP
Mr. Fitzgerald was appointed to the Board as a director in August 2002. Mr. Fitzgerald is currently a partner in the Washington, D.C. office of Hogan Lovells US LLP ("Hogan Lovells") and the leader of its Communications, Internet and Media Practice. At Hogan Lovells, Mr. Fitzgerald concentrates on wireless, international and Internet-related issues. Prior to joining Hogan Lovells, Mr. Fitzgerald was an attorney with the Federal Communications Commission ("FCC") from 1997 to 2001. While at the FCC, he served for nearly three years as legal advisor to FCC Chairman William Kennard and later as Deputy Chief of the FCC's International Bureau. Prior to joining the FCC, Mr. Fitzgerald was an attorney in the Office of Legal Counsel of the U.S. Department of Justice. He also served as legal counsel to former U.S. Senator Bill Bradley. Prior to working for the U.S. Department of Justice, Mr. Fitzgerald worked as an attorney for the law firm of Sullivan & Cromwell LLP.

Skills and Qualifications: Mr. Fitzgerald brings to our Board extensive regulatory knowledge and experience (particularly with respect to the FCC, National Telecommunications and Information Administration, the U.S. Congress, U.S. Department of Justice and other federal agencies that address communications policy issues), legal expertise, an understanding of and insight into government affairs and activities, and an understanding of our business and the communications infrastructure industry.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Andrea J. Goldsmith	Age: 58	Director Since: 2018

Principal Occupation: Dean of Engineering and Applied Science and Professor of Electrical and Computer Engineering, Princeton University
Ms. Goldsmith was appointed to the Board effective February 2018. Ms. Goldsmith has served as the Dean of Engineering and Applied Science and Arthur LeGrand Doty Professor of Electrical and Computer Engineering at Princeton University since September 2020. From 2012 to September 2020, Ms. Goldsmith served as the Stephen Harris professor in the School of Engineering at Stanford University and served as a professor, associate professor or assistant professor at Stanford University from January 1999 to 2012. Ms. Goldsmith also founded and served as Chief Technology Officer ("CTO") of Plume WiFi (formerly, Accelera, Inc.) from August 2010 to August 2014 and Quantenna Communications, Inc. (formerly, mySource Communications, Inc.) from 2005 to 2009. In addition, Ms. Goldsmith currently serves as Chair of the Committee on Diversity, Inclusion and Ethics at the Institute of Electrical and Electronics Engineers and is a member of the President's Council of Advisors on Science and Technology (PCAST). Ms. Goldsmith is a frequent lecturer and writer regarding wireless technologies. Ms. Goldsmith also serves on the board of directors of Intel Corporation and Medtronic plc, each a public company.

Skills and Qualifications: Ms. Goldsmith brings to our Board extensive and advanced know-how and understanding of telecommunications technologies and emerging related technological trends, Diversity, Equity and Inclusion expertise, public company corporate governance knowledge, executive experience and an academic perspective.

Tammy K. Jones	Age: 57	Director Since: 2020

Principal Occupation: Co-Founder and CEO, Basis Investment Group, LLC
Ms. Jones was appointed to the Board as a director effective November 2020. Ms. Jones is the Co-Founder and Chief Executive Officer of Basis Investment Group, LLC (founded in 2009), a multi-strategy commercial real estate private equity investment platform. Ms. Jones has over 25 years of commercial real estate investment and lending experience. From 2004 to 2009, Ms. Jones served as head of the fixed and floating rate Capital Markets Lending Division at CWCapital LLC, a U.S. debt investment platform. From 1997 to 2004, Ms. Jones served as Senior Vice President at Commercial Capital Initiatives, Inc., a commercial real estate company. Ms. Jones serves as Board Chair of Veris Residential, Inc. (formerly Mack-Cali Realty Corporation), a public company, as well as member of its ESG, Audit and Strategic Review Committees, and has previously served as Lead Independent Director from June 2020 to March 2021. From April 2016 to September 2017, Ms. Jones served on the board of directors of Monogram Residential Trust, Inc., formerly a public company. Ms. Jones serves as Chair of the Real Estate Executive Council and is also a member of The Executive Leadership Council. Ms. Jones formerly served as a Trustee of the Georgia State University Foundation.

Skills and Qualifications: Ms. Jones brings to our Board executive experience (including as CEO of a commercial real estate investment company), public board leadership experience, extensive commercial real estate and capital markets experience, ESG and Diversity, Equity and Inclusion expertise, financial and transactional acumen, investment and capital allocation expertise, strategic insight and public company corporate governance knowledge.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Anthony J. Melone	Age: 62	Director Since: 2015

Principal Occupation: Former EVP and CTO, Verizon Communications
Mr. Melone was appointed to the Board as a director in May 2015. Mr. Melone has over three decades of experience in the telecommunications industry, including having served as EVP and CTO for Verizon Communications from December 2010 to April 2015. In addition, Mr. Melone served in a variety of positions with Verizon Wireless from 2000 to December 2010, including as SVP and CTO from 2007 to December 2010. From February 2016 to May 2020, Mr. Melone served on the board of directors of ADTRAN, Inc., a public company.

Skills and Qualifications: Mr. Melone brings to our Board extensive and advanced know-how and understanding of telecommunications technologies and emerging related technological trends, relevant executive experience (including with a leading telecommunications company), industry strategic insight, an understanding of our business and the communications infrastructure industry, and extensive knowledge of our customers, including such customers' anticipated priorities, goals and objectives.

W. Benjamin Moreland	Age: 59	Director Since: 2006

Principal Occupation: Former President, CEO and Executive Vice Chairman ("EVC"), Crown Castle Inc.
Mr. Moreland was appointed to the Board as a director in August 2006 and served as our EVC from June 2016 to December 2017. Prior to his appointment as EVC, he served as our President and CEO from July 2008 and as our EVP and CFO from February 2004 to June 2008, having been appointed CFO and Treasurer in April 2000. Prior to being appointed CFO, he had served as our SVP and Treasurer, including with respect to our domestic subsidiaries, since October 1999. Mr. Moreland serves as the Chair of the board of directors of Clear Channel Outdoor Holdings, Inc., a public company, and as a director on the board of directors of Houston Methodist Hospital. From May 2016 to September 2017, Mr. Moreland served on the board of directors of Monogram Residential Trust, Inc., which was a public company until its acquisition by an affiliate of Greystar Growth and Income Fund, LP in September 2017. From January 2008 to March 2018, Mr. Moreland served on the board of directors of Calpine Corp., which was a public company until its acquisition by an affiliate of Energy Capital Partners.

Skills and Qualifications: Mr. Moreland brings to our Board varied executive experience (including as our CEO, CFO, and EVC), extensive knowledge and understanding of our business and the communications infrastructure industry, financial and transactional acumen, and strategic insight.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Kevin A. Stephens	Age: 61	Director Since: 2020

Principal Occupation: Former EVP and President, Business Services Division, Altice USA, Inc.
Mr. Stephens was appointed to the Board in December 2020. Mr. Stephens served as the Executive Vice President and President, Business Services Division of Altice USA, Inc. ("Altice"), a provider of broadband communications and video services, from December 2015 to January 2019. From 2006 to 2015, Mr. Stephens served in multiple senior leadership positions, including as President, Commercial and Advertising Operations, at Suddenlink Communications, Inc. ("Suddenlink"), an internet and cable provider that was acquired by Altice in 2015. Prior to joining Suddenlink, Mr. Stephens served in various senior leadership positions at Cox Communications, Inc., Choice One Communications and Xerox Corporation. Mr. Stephens is currently a member of the investment committee at Cultivation Capital, a private equity firm, and is also a member of The Executive Leadership Council. Mr. Stephens currently serves on the board of directors of Consumer Cellular Inc., a private company, and Keysight Technologies, Inc., a public company.
Skills and Qualifications: Mr. Stephens brings to our Board extensive experience in the fiber and telecommunications industry, sales and marketing expertise, executive experience, industry strategic insights and investment experience.

Matthew Thornton, III	Age: 64	Director Since: 2020

Principal Occupation: Former EVP and COO, FedEx Freight Corporation, FedEx Corporation
Mr. Thornton was appointed to the Board effective November 2020. Mr. Thornton served as Executive Vice President and COO of FedEx Freight Corporation, a subsidiary of FedEx Corporation ("FedEx") from May 2018 until his retirement in November 2019. Mr. Thornton joined FedEx Corporation in November 1978 and held various management positions with the company, including Senior Vice President, U.S. Operations of Federal Express Corporation ("FedEx Express"), a subsidiary of FedEx, from September 2006 to May 2018, Senior Vice President – Air, Ground and Freight Services of FedEx Express from July 2004 to September 2006, and Vice President – Regional Operations (Central Region), FedEx Express from April 1998 to July 2004. Mr. Thornton serves on the board of directors of Sherwin Williams Company, a public company, and on the board of trustees of Nuveen funds, overseeing approximately 150 portfolios within the fund complex. Mr. Thornton is also a member of The Executive Leadership Council.
Skills and Qualifications: Mr. Thornton brings to our Board extensive executive experience from a large multinational company, significant strategic operations expertise, logistics management experience and public company corporate governance knowledge.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Board Matrix
The following matrix provides information regarding the members of our Board (other than the directors that have not been nominated for re-election at the Annual Meeting), including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business, industry or real estate investment trust ("REIT") structure. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it.  In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board.

Bartolo	Brown	Christy	Fitzgerald	Goldsmith	Jones	Melone	Moreland	Stephens	Thornton
Knowledge, Skills and Experience										
Public Company Board Experience	●	●	●	●	●	●	●	●	●	●
Financial	●	●	●			●	●	●	●	●
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Hispanic/Latino										
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Board Tenure										
Years	9	7	16	21	5	2	8	17	2	2

CROWN CASTLE INC.	2023 PROXY STATEMENT

Board Leadership Structure
Since our initial public offering in 1998, the roles of Board Chair and CEO have been filled by two different persons at all times. Notwithstanding the foregoing, our Corporate Governance Guidelines provide that the Board does not maintain a firm policy with respect to the separation of the offices of Board Chair and CEO. The Board believes that it is in the best interests of our stockholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Board Chair or CEO based on the relevant facts and circumstances applicable at such time.
Meetings
During 2022, the Board held four regularly scheduled meetings. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which he or she was a director and (2) the total number of meetings of all Board committees ("Committees") on which he or she served during the period in which he or she was a director.
Our Corporate Governance Guidelines provide that, while the Board understands that scheduling conflicts may arise resulting in absences, the Board strongly encourages each director to attend our annual meeting of stockholders. Each of the directors serving on the Board at the time of our 2022 annual meeting of stockholders ("2022 Annual Meeting") attended the 2022 Annual Meeting, except Lee Hogan, who retired from the Board at the 2022 Annual Meeting.
The non-management directors generally meet in executive session at each regularly scheduled meeting of the Board (typically four times per year). In addition, the Board meets at least once a year in executive session with only independent directors present. Our Corporate Governance Guidelines provide that if the Board Chair is a non-management director, the Board Chair shall preside at such executive sessions, and if the Board Chair is a member of management, the non-management directors may elect a chair to preside at such executive sessions.
Risk Oversight
Management is primarily responsible for assessing and managing our various exposures to risk on a day-to-day basis. Our Internal Audit department serves as the primary monitoring and testing function for company-wide policies and procedures, including policies and procedures regarding our risk management strategy. Such strategy includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. The Board is responsible for overseeing and assessing our risk management strategy. In addition, at least annually, the Board, through its Committees, and management engage in an interactive review and evaluation of the key risks that are essential and mission critical to our business and operations ("Mission Critical Risks"). The Board exercises these responsibilities periodically as part of its meetings and also through its Committees, each of which examines various components of risk in connection with its responsibilities.
Our Vice President—Audit and Security reports to the Audit Committee and provides periodic updates (generally quarterly) to the Audit Committee of the Board ("Audit Committee") with respect to the Internal Audit department's activities, including with respect to risk management matters and the audit agenda. In addition, an overall review of risk is inherent in the Board's consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters. The Board's role in risk oversight is consistent with the Board's current leadership structure, with the CEO and other members of senior management having responsibility for assessing, managing and mitigating, when appropriate, risk exposure, and the Board and its Committees providing oversight and review in connection with those efforts.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Oversight of Cybersecurity Risk
Our Vice President—Audit and Security reports on a periodic basis (generally quarterly, or more frequently, as needed) to the Audit Committee regarding cybersecurity risk exposure and cybersecurity risk management strategy. The Board also may review and assess cybersecurity risks in connection with its review of the Company’s Mission Critical Risks. Our dedicated team of cybersecurity specialists has implemented a robust program designed to detect, prevent and respond to threats and malicious activity. We also maintain a Security Operations Center (SOC) that provides a mechanism for addressing cyberthreats before they comprise data security. Through a combination of a threat management platform and our dedicated team of cybersecurity specialists, our SOC continuously monitors and proactively isolates and analyzes cybersecurity alerts to position us to mitigate cybersecurity risks. Through company-wide policies, mandatory training and end-user testing, we position our employees to recognize threats and report (and when appropriate, escalate) them. We have developed an incident response plan to handle suspected loss of, or unauthorized access to, information. We work with third-party industry experts to conduct annual vulnerability assessments and penetration testing. In the past three years, we have not experienced a material information security breach. As such, we have not incurred any material expenses from cybersecurity breaches or any expenses from penalties or settlements related to a cybersecurity breach during that time. We are insured under a cyber liability insurance policy against losses stemming from cybersecurity incidents.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Board Committees
The Board has four standing Committees: Audit Committee, Compensation Committee, NESG Committee and Strategy Committee. The table below shows the current chairs and members of each standing Committee and the independence status of each Board member.
Copies of the Committee charters of each of the Audit Committee, Compensation Committee, NESG Committee and Strategy Committee can be found under the Investors section of our website at https://investor.crowncastle.com, and such information is also available in print to any stockholder who requests it through our Corporate Secretary. A summary of each standing Committee's functions is set forth below.
•    Audit Committee
Number of Meetings in 2022: 9
Functions and Authority:  The functions and authority of the Audit Committee include:
•    provide oversight of:
•    our financial statements and accounting practices;
•    the quality and integrity of the financial statements and other financial information we provide to any governmental body or the public;
•    our compliance with legal and regulatory requirements;
•    the qualifications and independence of our independent registered public accountants ("Auditors");
•    the performance of our internal audit function and the Auditors; and
•    our systems of internal controls regarding finance, accounting, cybersecurity, legal compliance and ethics;
•    assist the Board in overseeing and assessing our risk management strategy by examining risks within the Audit Committee's purview;
•    select and appoint the Auditors; and
•    review and approve audit and non-audit services to be performed by the Auditors.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Audit Committee Financial Expert:  The Board has determined that (1) each of Mr. Bartolo and Ms. Jones meets the requirements of an audit committee financial expert pursuant to applicable SEC rules and (2) each of the current members of the Audit Committee is financially literate. For information regarding each Audit Committee member's business experience, see "II. Election of Directors—Nominees for Director—For a Term Expiring in 2024."
For additional information regarding the Audit Committee, see "III. Ratification of Appointment of Independent Registered Public Accountants—Audit Committee Matters."
•    Compensation Committee
Number of Meetings in 2022: 5
Functions and Authority:  The functions and authority of the Compensation Committee include:
•    assist the Board with its responsibilities relating to compensation of our executives;
•    develop an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;
•    design, recommend, administer and evaluate our executive compensation plans, policies and programs;
•    administer our incentive compensation and equity-based compensation plans;
•    review, determine and recommend to the Board (or the independent directors, as applicable) the compensation of the CEO and certain other executive officers;
•    review whether our compensation plans, policies and programs are competitive and consistent with our long-term strategy, corporate values and accepted legal practices;
•    retain, terminate and approve the fees of any compensation consultants to assist the Compensation Committee with its duties; and
•    assist the Board in overseeing and assessing our risk management strategy by examining risks within the Compensation Committee's purview.
Executive Compensation Process and Procedures:  Over the course of several meetings throughout the year, the Compensation Committee annually reviews executive compensation, including base salary, short-term incentive compensation, long-term incentive compensation and other benefits. In performing its duties, the Compensation Committee obtains advice, as it deems necessary, from an independent compensation consultant engaged directly by the Compensation Committee ("Compensation Consultant"). While the Compensation Consultant is engaged by the Compensation Committee, it works with management, including members of our human resources department and our CEO, in developing compensation studies as directed by the Compensation Committee. For 2022, Meridian Compensation Partners served as the Compensation Consultant. In addition, in the case of compensation decisions relating to executives other than the CEO, the Compensation Committee seeks and obtains input from the CEO. The Compensation Committee regularly holds executive sessions at its meetings during which management, including the CEO, is not in attendance. Additional information regarding the Compensation Committee's processes and procedures for consideration and determination of executive compensation is provided below at "IV. Executive Compensation—Compensation Discussion and Analysis."
•    Nominating, Environmental, Social and Governance Committee
Number of Meetings in 2022: 4
Functions and Authority: The functions and authority of the NESG Committee include:
•    assist the Board by identifying individuals qualified to become Board members and recommend director nominees for election by the stockholders or for appointment to fill vacancies;
•    recommend to the Board director nominees for each Committee of the Board;
•    advise to the Board about the compensation of the non-employee directors of the Board, including the philosophy related thereto, and make recommendations with respect thereto;
•    assist the Board in overseeing the Company's ESG strategy, goals and initiatives;

CROWN CASTLE INC.	2023 PROXY STATEMENT

•    advise the Board about appropriate composition of the Board and its Committees;
•    advise the Board about and recommend to the Board appropriate corporate governance practices and assist the Board in implementing those practices;
•    lead the annual evaluation of the Board and its Committees; and
•    assist the Board in overseeing and assessing our risk management strategy by examining risks within the NESG Committee's purview.
Common Stock Ownership and Retention Guidelines. The Board has adopted stock ownership and retention guidelines generally providing that each of our non-employee directors should seek to establish and maintain by the fifth anniversary of the date such director is appointed to the Board beneficial ownership of a number of shares of our common stock, par value of $0.01 per share ("Common Stock") having a value sufficient to satisfy a stock ownership level of three times the Annual Equity Grant (defined below) (exclusive of the additional equity award amount for a non-employee Board Chair) for non-employee directors (currently $230,000). A non-employee director generally has until the fifth anniversary after the date of an increase in the Annual Equity Grant to meet the incremental increase to the stock ownership level as a result of such Annual Equity Grant increase.
Common Stock retention guidelines for non-employee directors are substantially similar to those applicable to our executives as described in "IV. Executive Compensation—Compensation Discussion and Analysis—Other Matters—Stock Ownership and Retention Guidelines" below.
Consideration of Director Nominees:  The NESG Committee has the authority to recommend nominees for election as directors to the Board. In considering candidates for the Board, the NESG Committee takes into account the entirety of each candidate's credentials and, subject to the discussion below, currently does not maintain any specific minimum qualifications that must be met by an NESG Committee recommended nominee.
While the NESG Committee does not maintain a formal list of minimum qualifications in making its evaluation and recommendation of candidates, the NESG Committee will generally consider, among other factors, whether prospective nominees are able to read and understand basic financial statements, have relevant business experience, have industry or other specialized expertise and have high moral character. In addition, the NESG Committee considers issues of diversity, including with respect to experience, expertise, viewpoints, skills, race, ethnicity and gender, in connection with the director selection process. The NESG Committee may attribute greater or lesser significance to different factors at particular times depending upon the needs of the Board, its composition or the NESG Committee's perception about future issues and needs.
The NESG Committee may consider candidates for the Board from any reasonable source, including from a third party search firm engaged by the NESG Committee or through stockholder recommendations (provided the procedures set forth below in "VI. Other Matters—Stockholder Recommendation of Director Candidates" are followed). The NESG Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder. However, in evaluating a candidate's relevant experience, the NESG Committee may consider previous experience as a member of the Board.
The NESG Committee has structured the Board such that there are directors of varying tenures, with new directors and perspectives joining the Board every few years as circumstances warrant, while retaining the institutional memory of longer-tenured directors. The NESG Committee believes that longer-tenured directors, balanced with less-tenured directors, enhance the Board's oversight capabilities and its collective business acumen. The Company maintains a mandatory Board retirement policy, pursuant to which the Board will not nominate any non-employee director for election or re-election who has reached 72 years of age.
•    Strategy Committee
Number of Meetings in 2022: 4
Functions and Authority:  The functions and authority of the Strategy Committee include:
•    assist the Board in overseeing the development and execution of the Company’s strategy, including its strategic plans and initiatives;
•    review and assess with management the Company’s strategy development and execution;

CROWN CASTLE INC.	2023 PROXY STATEMENT

•    advise the Board and management on strategy-related issues and direction; and
•    assist the Board in overseeing and assessing our risk management strategy by examining risks within the Strategy Committee's purview.
Board Independence
The Board has affirmatively determined that each member of the Board standing for election at the Annual Meeting and each other director nominee, except Mr. Brown (our current President and CEO) and Mr. Moreland (our former President and CEO and EVC), has no material relationship with us and is an independent director, as defined under New York Stock Exchange ("NYSE") listing standards.
To assist in its determination of director independence, the Board has adopted certain categorical standards, as set forth on Appendix A hereto. The Board determined the independence of the aforementioned directors and director nominees taking into account such standards.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee during 2022, or as of the date of this Proxy Statement, is or has been one of our officers or employees. In addition, during 2022, none of our executive officers served on the compensation committee (or board, in the absence of a compensation committee) of any company that employed any member of our Compensation Committee or Board.
Board Compensation
The Board maintains a compensation arrangement for the Board's non-employee directors, subject to the NESG Committee's periodic review (a director who is also an employee of ours receives no additional compensation for services as a director). In the fourth quarter of 2021, the NESG Committee, with the assistance of the Compensation Consultant, reviewed the Board's non-employee director compensation arrangement. The NESG Committee reviewed a competitive market analysis prepared by such Compensation Consultant, comparing the Board's compensation arrangement to those of the companies comprising our Peer Group (as defined in "IV. Executive Compensation—Compensation Discussion and Analysis" below). Based on the results of the competitive market analysis, the NESG Committee determined, and the Board ratified, that the following changes be made to the compensation program for non-employee directors to remain competitive with our peers: (1) an increase to the annual cash retainer for the members of the Compensation Committee; (2) an increase to the annual cash retainers for the chair of each of the Committees; (3) the adoption of an annual cash retainer for the members of the NESG Committee and the Strategy Committee; and (4) an increase to the Annual Equity Grant (as defined below).
For 2022, the Board compensation arrangement was comprised of the following types and levels of compensation:
•    Initial Equity Grant.  Each newly appointed non-employee director typically receives a grant, pursuant to our long-term incentive plan, of a number of unrestricted shares of Common Stock having a valuation equal to approximately $90,000, priced at the per share closing price of the Common Stock as of the effective date of the director's appointment or election ("Initial Equity Grant"); provided, that if a director is appointed or elected on or about the date of an Annual Equity Grant (defined below), the director generally receives the Annual Equity Grant in lieu of an Initial Equity Grant.
•    Annual Equity Grant.  Each year, following the Board's first regularly scheduled meeting, each non-employee director typically receives a grant of shares of Common Stock ("Annual Equity Grant"), which is pro-rated for any director not expected to serve past that year's annual meeting of stockholders. For 2022, the valuation of the Common Stock grant was equal to approximately $230,000 ($330,000 in the case of the Board Chair), based upon the per share closing price of the Common Stock as of the date of such Board meeting.

CROWN CASTLE INC.	2023 PROXY STATEMENT

•    Retainers.  Each non-employee director typically receives an annual cash retainer, paid quarterly, for serving on our Board ("Board Retainer"), which for 2022 was $85,000. In addition, non-employee directors are eligible to receive annual cash retainers for service on the Committees ("Committee Retainers") as detailed below.

Board Committee	Committee Chair	Committee Member(a)
Audit Committee	$30,000	$15,000
Compensation Committee	$25,000	$12,500
NESG Committee	$20,000	$10,000
Strategy Committee	$20,000	$10,000

(a)    Represents cash retainer paid to members (other than chair) of the respective committees.
For non-employee directors who serve on the Board or its Committees for less than the full fiscal year, the Board Retainer and any applicable Committee Retainer are typically paid only with respect to the quarters in which they served.
•    Other Compensation.  Each non-employee director is eligible to participate, at such director's election, in our medical (including vision) and dental plans.
•    Expense Reimbursement and Continuing Education.  In addition to the foregoing, non-employee directors are reimbursed for reasonable expenses (1) incidental to service on the Board and (2) related to continuing education activities regarding corporate governance, director roles and responsibilities and other matters relating to director duties.

Director Compensation Table for 2022
The following table sets forth the compensation earned by our non-employee directors in 2022:

	Fees Earned or Paid in Cash
	Board Retainer ($)(a)	Committee Chair Retainer ($)(b)	Audit Committee Member Retainer ($)(c)	Compensation Committee Member Retainer ($)(d)	NESG Committee Member Retainer ($)(e)	Strategy Committee Member Retainer ($)(f)	Total Cash ($)(g)	Stock Awards ($)(h)	All Other Comp ($)(i)	Total Director Comp ($)(j)
P. Robert Bartolo	85,000	12,500	15,000	6,250	—	5,000	123,750	291,759	22,844	438,353
Cindy Christy	85,000	—	—	12,500	10,000	10,000	117,500	229,862	—	347,362
Ari Q. Fitzgerald	85,000	—	—	12,500	10,000	10,000	117,500	229,862	—	347,362
Andrea J. Goldsmith	85,000	20,000	—	—	10,000	—	115,000	229,862	—	344,862
Lee W. Hogan(k)	42,500	—	7,500	6,250	—	5,000	61,250	87,566	—	148,816
Tammy K. Jones	85,000	20,000	15,000	—	—	5,000	125,000	229,862	—	354,862
J. Landis Martin(k)	42,500	—	—	—	5,000	—	47,500	125,632	—	173,132
Anthony J. Melone	85,000	30,000	—	—	10,000	10,000	135,000	229,862	14,347	379,209
W. Benjamin Moreland	85,000	—	—	—	—	10,000	95,000	229,862	14,347	339,209
Kevin A. Stephens	85,000	—	15,000	6,250	—	10,000	116,250	229,862	14,347	360,459
Matthew Thornton, III	85,000	12,500	—	6,250	—	10,000	113,750	229,862	—	343,612

(a)    Represents the 2022 Board Retainer earned by the non-employee directors.
(b)    Represents the committee chair retainer earned by each Committee chair in 2022. Mr. Bartolo served as the Committee chair of the Compensation Committee until May 19, 2022. Mr. Thornton was appointed as the Committee chair of the Compensation Committee on May 19, 2022.
(c)    Represents the 2022 Audit Committee member retainer earned by members of the Audit Committee (other than the chair of the Audit Committee), with Mr. Hogan receiving a quarterly Audit Committee member retainer for two quarters served in 2022.
(d)    Represents the 2022 Compensation Committee member retainer earned by members of the Compensation Committee (other than the chair of the Compensation Committee), with Messrs. Bartolo, Hogan, Stephens and Thornton each receiving a quarterly Compensation Committee member retainer for two quarters served in 2022.

CROWN CASTLE INC.	2023 PROXY STATEMENT

(e)    Represents the 2022 NESG Committee member retainer earned by members of the NESG Committee (other than the chair of the NESG Committee), with Mr. Martin receiving a quarterly NESG Committee member retainer for two quarters served in 2022.
(f)    Represents the 2022 Strategy Committee member retainer earned by members of the Strategy Committee (other than the chair of the Strategy Committee), with Messrs. Bartolo and Hogan and Ms. Jones each receiving a quarterly Strategy Committee member retainer for two quarters served in 2022.
(g)    Equal to the sum of the Board Retainer and Committee Retainers earned by the non-employee directors in 2022.
(h)    Represents shares of unrestricted Common Stock granted to the non-employee directors in 2022. The amounts shown are approximately equal to the number of shares granted as the 2022 Annual Equity Grant (769 shares for Mr. Martin, 536 shares for Mr. Hogan and 1,407 shares for each other non-employee director) multiplied by $163.37, which was the closing price per share of Common Stock on February 17, 2022, the date such grants were approved by the Board. In addition, the amount shown for Mr. Bartolo includes the number of shares (347 shares) granted as an additional pro-rata 2022 Annual Equity Grant in light of Mr. Bartolo's appointment to Board Chair on May 19, 2022, multiplied by $178.38, which was the closing price per share of Common Stock on May 19, 2022 (the date such grant was approved by the Board).
(i)    Represents the portion of the medical, dental, and vision premiums paid by us for the non-employee directors in 2022. The director also pays a portion of the medical, dental, and vision premiums.
(j)    Equal to the sum of Total Cash, Stock Awards and All Other Compensation for the non-employee directors in 2022.
(k)    Represents compensation earned by each of Messrs. Hogan and Martin for services rendered in 2022 prior to their retirement from the Board, effective upon the expiration of their terms as a directors at the 2022 Annual Meeting.
Certain Relationships and Related Transactions
Review of Transactions with Related Persons.  From time to time we may engage in transactions with companies whose officers, directors or principals are executive officers or directors of ours or are family members of directors or executive officers of ours. The NESG Committee is primarily responsible for reviewing such transactions. In the course of its review and approval or ratification of such a transaction, the NESG Committee considers various aspects of the transaction it deems appropriate, which may include:
•the nature of the related person's interest in the transaction;
•the material terms of the transaction;
•whether such transaction might affect the independent status of a director under NYSE independence standards;
•the importance of the transaction to the related person and to us; and
•whether the transaction could impair the judgment of a director or executive officer to act in the best interest of our Company.
Any member of the Board who is a related person with respect to a transaction under review does not participate in the vote relating to approval or ratification of the transaction.
We have various processes for identifying and reporting conflicts of interests, including related person transactions. Our Proper Business Practices and Ethics Policy ("Ethics Policy") provides that each director, executive officer, and other employee is expected to avoid engaging in business or conduct, or entering into agreements or arrangements, which would give rise to actual or perceived conflicts of interest. The Ethics Policy also provides procedures for reporting any actual or perceived conflict of interest. Further, under our Related Party Transactions Policy, each executive officer, director or director nominee is expected to notify the General Counsel or Corporate Secretary prior to the entry into a related person transaction. If a related person transaction is identified, such transaction is brought to the attention of the NESG Committee for its approval, ratification or disapproval in consideration of all of the material facts and circumstances that it deems appropriate. In addition, we annually distribute and review a questionnaire to each of our executive officers and directors requesting certain information regarding, among other things, certain transactions with us in which he, she or any family member has an interest.

CROWN CASTLE INC.	2023 PROXY STATEMENT

III. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Proposal
The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") to continue to serve as our independent registered public accountants for fiscal year 2023. In the event the stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Approval of the resolution will in no way limit the Audit Committee's authority to terminate or otherwise change the engagement of PwC for fiscal year 2023.
We were billed for professional services provided with respect to fiscal years 2022 and 2021 by PwC in the amounts set forth in the following table:

Services Provided	2022	2021
Audit Fees (a)	$2,925,000	$3,560,000
Audit-Related Fees (b)	954	954
Tax Fees (c)	—	35,948
All Other Fees (d)	35,000	40,000
Total	$2,960,954	$3,636,902

(a)    Represents the aggregate fees billed for professional services rendered by PwC for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, services related to the audit of internal control over financial reporting, and other services normally provided by our independent auditor in connection with statutory and regulatory filings or engagements.
(b)    Represents the aggregate fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of our financial statements not reported as "Audit Fees."
(c)    Represents the aggregate fees billed for professional services rendered by PwC for tax compliance, tax advice and tax planning.
(d)    Represents the aggregate fees billed for products and service provided by PwC other than those reported as audit, audit-related or tax fees above, including fees related to limited assurance services pertaining to sustainability metrics with respect to our senior unsecured credit facility.
We expect a representative of PwC to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.
The Board recommends a vote FOR ratification of the appointment of PwC as our independent registered public accountants for fiscal year 2023.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Audit Committee Matters
The Board has established an Audit Committee comprised entirely of independent directors, as defined in the rules and regulations of the NYSE and SEC. Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members and the responsibilities of the Audit Committee. The Audit Committee Charter can be found under the Investors section of our website at https://investor.crowncastle.com.
The Audit Committee has adopted procedures regarding the pre-approval of certain services which may be rendered by our Auditors. Such procedures provide that the Audit Committee should pre-approve audit and permitted non-audit services to be rendered by our Auditors. Such approval of services may be made with respect to audit, audit-related, tax and other services permitted under SEC rules that the Audit Committee believes would not otherwise impair the independence of the Auditors. Whenever practicable, estimated or budgeted fees should be pre-approved at the time the services are pre-approved. Such procedures also provide that between the regularly scheduled meetings of the Audit Committee, each member of the Audit Committee (with preference given to the Chair of the Audit Committee, if available) is authorized to pre-approve fees or engagements presented by an officer relating to audit and permitted non-audit related services of our independent registered public accountants; provided, however, the Audit Committee members in the aggregate may not approve fees and engagements exceeding $200,000 of fees, excluding any fees or engagements (1) approved by the Audit Committee or (2) regarding services relating to securities offerings of the Company and its subsidiaries ("Delegation Procedures"). At the regularly scheduled meetings of the Audit Committee, the Audit Committee is generally provided a schedule detailing any services which have been approved or utilized during the fiscal year and since the last regularly scheduled Audit Committee meeting, including any fees and engagements approved pursuant to the Delegation Procedures.
No services were provided by the independent registered public accountants in 2022 that were approved by the Audit Committee under SEC Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus approved by the Audit Committee after such services have been performed).
In addition, in accordance with regulations promulgated by the SEC, the Audit Committee has issued the following report.
Audit Committee 2022 Report

To our Stockholders:
Management of the Company has the primary responsibility for preparing the Company's financial statements and implementing the Company's reporting process, including the Company's system of internal controls. The Company's independent registered public accountants are responsible for expressing an opinion on (1) the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States and (2) the effectiveness of internal control over financial reporting. On behalf of the Board, the Audit Committee, among other functions, performs an oversight role relating to the Company's financial statements and accounting practices, systems of internal control, the independence and the performance of the independent registered public accountants, and the performance of the internal audit function.
In this context, the Audit Committee hereby reports as follows:
•The Audit Committee has reviewed and discussed with the Company's management the audited financial statements as of and for the year ended December 31, 2022.
•The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC.
•The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC's communications with the Audit Committee concerning independence, and has discussed with PwC its independence.
•Based on its review of the Company's audited financial statements and the discussions with management and PwC referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2022 Form 10-K.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Respectfully submitted by the Audit Committee of the Board.

AUDIT COMMITTEE

Anthony J. Melone (Chair)
P. Robert Bartolo
Tammy K. Jones
Kevin A. Stephens

CROWN CASTLE INC.	2023 PROXY STATEMENT

IV. EXECUTIVE COMPENSATION
Proposal
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the related rules, our stockholders have the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC's compensation disclosure rules.
Accordingly, we are asking our stockholders to approve the following resolution at the Annual Meeting:
RESOLVED, that the stockholders of Crown Castle Inc. ("Company") approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Company's Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.
As described in "IV. Executive Compensation—Compensation Discussion and Analysis" of this Proxy Statement, we seek to align the interests of our NEOs with the interests of our stockholders. Our compensation programs are generally designed to reward our NEOs for performance against pre-established financial goals and the TSR experienced by our stockholders, with a focus on variable, "at risk" incentive-based compensation that supports our "pay-for-performance" compensation philosophy. We believe that our executive compensation program is designed to attract, retain and motivate high-performing executives to lead our Company.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote on this proposal is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. Nevertheless, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider any stockholder concerns evidenced by this vote and evaluate whether any actions are necessary to address those concerns.
The Board recommends a vote FOR the approval of the compensation of our NEOs as disclosed in this Proxy Statement.

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Executive Officers
Set forth below is certain information relating to our current executive officers. Biographical information for Mr. Brown is set forth above under "II. Election of Directors—Nominees for Director—For a Term Expiring in 2024."

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Compensation Discussion and Analysis
The following Compensation Discussion and Analysis ("CD&A") is a summary of our compensation arrangements for our NEOs and contains certain statements regarding Company performance targets and goals, which are disclosed in the limited context of this section and should not be construed to be statements of management's expectations or estimates of results or other guidance. We caution investors not to apply these statements to other contexts.
Executive Summary

Rewarding improvement in our financial and operating results and the creation of long-term stockholder value are key characteristics of our compensation philosophy, which serves as the foundation of our executive compensation program. To align the interests of our executives with those of our stockholders, the focus of our executive compensation program is on incentive compensation that emphasizes "pay-for-performance," rewarding our executives for performance against pre-established financial goals and TSR. To emphasize the importance of "pay-for-performance" in our executive compensation program, our incentive compensation elements are linked directly to specific performance measures.
The short-term incentive element of our executive compensation program rewards our executives, generally in the form of cash-based annual incentive awards ("Annual Incentives"), based on the achievement of one or more financial performance measures. For 2022, as a result of our financial results, the Annual Incentives awarded pursuant to our 2022 Executive Management Team Annual Incentive Plan ("AIP") were paid at above-target levels. See "—Elements of Executive Compensation and Benefits—Short-Term Incentives."
For 2022, the long-term incentive element of our executive compensation program was delivered in the form of restricted stock units ("RSUs"), 35% of the value of which may vest based on the passage of time over a three-year period ("Time RSUs") and the remaining 65% of the value of which may vest based on our TSR relative to pre-established benchmarks ("Performance RSUs"). For 2022, the Compensation Committee (for purposes of this CD&A, "Committee") approved the grant of Performance RSUs in two forms: (a) Relative TSR Performance RSUs and (b) Absolute TSR Performance RSUs (each as defined in "—Elements of Executive Compensation and Benefits—Long-Term Incentives").
Other notable highlights of our executive compensation program include:

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At the 2022 Annual Meeting, we submitted our executive compensation program to an advisory stockholder vote. The stockholders overwhelmingly approved our executive compensation program, with approximately 96% of votes cast in favor of the proposal (based upon the voting power represented by shares of Common Stock present or represented by proxy at the 2022 Annual Meeting). The Committee has interpreted this vote to mean that our stockholders are supportive of our overall executive compensation philosophy and program.
Executive Compensation Program Overview
Our executive compensation program is established as a component of our total rewards program. Our total rewards program includes:

Compensation	Benefits	Learning and Development
Base salary	401(k) Plan	Training
Short-term incentives	Medical, dental, vision and life insurance benefits	Performance management
Long-term incentives	Severance benefits	Career development
Our executive total rewards strategy is to provide a competitive mix of total rewards that enables us to effectively recruit, motivate and retain high-performing executives. With respect to the portion of total rewards for our executives that takes the form of compensation, it is our belief that a majority of such compensation should be variable, "at risk" and paid based on our financial results and TSR, to align our executives' interests with those of our stockholders.
The Committee is primarily responsible for evaluating and determining the compensation levels of our executive officers (namely, our CEO and the executive officers who report directly to our CEO) and administers our equity-based incentive plan and other compensation plans. The Board further reviews the actions of the Committee relating to the compensation of the CEO and certain executive officers (matters involving CEO compensation are subject to approval of the independent directors of the Board). Where this CD&A contains language indicating that the Committee has approved or taken action with respect to a matter, such language is also intended to indicate that the Board (or the independent directors, as applicable) has approved or taken any action required with respect to such matter.
In performing its duties, the Committee obtains advice from the Compensation Consultant, Meridian Compensation Partners, which is engaged directly by the Committee (while the Compensation Consultant is engaged by the Committee, it works with management, including members of our human resources department and our CEO, as directed by the Committee). In addition, in the case of compensation decisions relating to executives other than the CEO, the Committee seeks and obtains input from the CEO. The Committee regularly holds executive sessions at its meetings during which management, including the CEO, is not in attendance. Management, including members of our human resources department and our CEO, assists with the coordination, preparation and review of Committee meeting materials.
Executive Compensation Program Objectives
General
The principal objectives of our executive compensation program are to:
•provide a fair and competitive mix of compensation opportunities to attract, motivate and retain qualified, skilled and high-performing executives necessary for our long-term success;
•reward our executives by utilizing a "pay-for-performance" approach to compensation, the goal of which is to create meaningful links between financial performance and the level of the executive's compensation;
•motivate executives to make sound business decisions that improve stockholder value and reward such decisions;
•balance the components of compensation so that the accomplishment of short-term and long-term operating and strategic objectives is encouraged and recognized;

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•encourage and reward the achievement of objectives by our executives within a team environment; and
•foster a culture of stewardship that aligns our executives' long-term interests, in the form of equity ownership, with those of our stockholders.
The Committee has established a number of processes to assist it in ensuring that our executive compensation program is achieving these objectives as detailed below.
Competitive Market Analysis
The Committee determines the levels for each element of total target compensation (i.e., base salary, short-term incentives and long-term incentives) by annually engaging in a competitive market analysis with respect to each of these compensation elements for each executive position ("Competitive Market Analysis"). The Committee usually begins this Competitive Market Analysis several months before the compensation decisions are made. Compensation decisions are typically made at the first regularly scheduled Committee meeting of each year (usually held in February) ("First Regular Committee Meeting"). Market data used in the Committee's Competitive Market Analysis includes peer group data and published and custom survey data.
•Peer Group Data.  Each year the Committee considers public companies in the communications infrastructure, telecommunications and REIT industries of comparable size in terms of revenue, market capitalization and assets to comprise a peer group ("Peer Group") for which compensation data is obtained and reviewed by the Committee. The Peer Group companies used in the Competitive Market Analysis for gauging the elements of executives' 2022 compensation were:
In the second half of each year, the Committee reviews the Peer Group composition in advance of the Competitive Market Analysis. This Peer Group review is conducted in collaboration with the Compensation Consultant and also considers management’s perspective on current or prospective peer companies. While the Committee conducts this Peer Group review annually, it has strived to keep the Peer Group composition fairly constant year-to-year to provide consistency in market data results and allow the Committee to spot trends in pay levels and program design over time. As such, only minor adjustments to the Peer Group have been made in the past few years, mostly addressing mergers and acquisitions activity.
In connection with its Peer Group review conducted in the second half of 2022, the Committee observed that the Company was positioned in the top quartile in key measures of company size (i.e., revenue and market capitalization) and that the number of peer companies had diminished to 14 companies due to merger and acquisition activity. As such, the Committee elected to make more meaningful changes to the Peer Group to accomplish the following objectives: (1) better position the Company closer to median in revenue and market capitalization; (2) supplement the Peer Group with more telecommunications- and technology-oriented companies to reflect the business strategy and market for executive talent (recognizing that the Company has a very limited number of direct peers); and (3) increase the number of peers to ensure a robust data set for benchmarking compensation. Based on the review, the Committee approved certain changes to the Peer Group (“Revised Peer Group”), which was first utilized by the Committee with respect to 2023 executive compensation analysis and decisions. Following such changes, the Revised Peer Group is now comprised of 20 companies and, as of the date the changes were adopted, the Company was positioned at the 53rd and 57th percentiles of revenue and market capitalization, respectively, as compared to the Revised Peer Group. The Committee believes that such

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Revised Peer Group better reflects the Company’s size, industry, complexity and market for executive talent.
•Published and Custom Survey Data.   For certain executive positions, the Committee analyzes market data reported in proprietary compensation surveys published by third parties. This analysis provides information regarding levels of executive compensation for positions for which publicly disclosed data are not widely available. Survey participants include companies in the S&P 500 Index, as well as companies in industries that are similar to ours. The Committee reviews and may utilize this data since we do not recruit executives exclusively from the communications infrastructure, telecommunications and REIT industries.
In addition to the foregoing data, the Compensation Consultant may analyze and provide additional market data regarding best practices and compensation plan design from the Peer Group and other sources as requested by the Committee. The market data described above is used by the Committee in the Competitive Market Analysis to make decisions regarding executive compensation. No single group, survey or set of market data is used by the Committee as the sole gauge for determining executive compensation; rather, the information is used collectively, and no formulaic quantitative methodology is used by the Committee when using such data to determine executive compensation.
Assessment of Individual and Company Performance
In addition to market data, the Committee considers other factors in connection with its evaluation and determination of the components of compensation. These other factors may include our financial and operating performance, the applicable executive's individual performance, the executive's level of experience, the size of year-over-year changes in compensation and the duties and level of responsibility of a particular executive position. These factors are discussed in more detail below.
Total Compensation Review
Through the Competitive Market Analysis and in its deliberations regarding executive compensation decisions, the Committee reviews and compares the individual components of compensation and the total compensation for each NEO against the market data. In addition, the Committee reviews year-over-year changes in compensation for each NEO against the market data. These analyses are an important aspect of the Committee's regular executive compensation decision-making process.
Elements of Executive Compensation and Benefits
General
The principal elements of compensation and benefits provided to our executives, each of which is discussed in more detail below, include the following:
•base salary;
•short-term incentive compensation;
•long-term incentive compensation; and
•other benefits, including retirement benefits, health and welfare benefits and severance benefits.
The distribution of compensation among its various components is driven by our belief that the majority of executive compensation should be paid in the form of performance-based, variable compensation, with a greater emphasis on "at risk" pay for executives who have greater levels of responsibility for business outcomes. The practice of emphasizing variable compensation suits our objectives of linking pay to performance and aligning executives' interests with those of our stockholders.

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The following chart shows the approximate allocation of base salary, Annual Incentives and RSUs for 2022 (as shown in "IV. Executive Compensation—Summary Compensation Table") among fixed, short-term variable and long-term variable compensation for our NEOs:
2022 NEO Total Direct Compensation Allocation
The distribution of compensation among the fixed element of base salary (paid in cash) and the variable elements of Annual Incentives (paid in cash) and RSUs (settled in shares of Common Stock) is primarily influenced by (1) our objective to utilize a "pay-for-performance" approach to compensation, which places a majority of each executive's variable compensation "at risk" based on the achievement of multiple performance objectives, (2) the Competitive Market Analysis and (3) the Committee's desire to balance short-term and long-term goals.
As noted above, in lieu of targeting each element of compensation to a specific level compared to market, the Committee seeks to target total direct compensation (i.e., the sum of base salary, target level of Annual Incentive and target level of Annual RSUs (defined below)) for our executives at approximately the 50th percentile of market, while continuing to provide our executives with the opportunity to earn actual total direct compensation above the 50th percentile should our performance exceed predetermined criteria and below the 50th percentile should our performance fall short of such criteria. The Committee believes that targeting these levels of compensation aligns with our overall total rewards strategy, which in turn helps us achieve our executive compensation objectives and supports our long-term success.
Base Salary
Base salary is one of the main components of cash compensation for our executives. This element of pay provides a foundation for attracting and retaining executives and establishing a minimum level of compensation upon which our executives may rely.
The Committee bases its decisions regarding base salary on multiple factors, including the level of responsibility and performance of the executive, considering such executive's contribution, accountability and experience, as well as the executive's base salary as compared to the Competitive Market Analysis. The Committee reviews recommendations made by the CEO with regard to base salary for executives other than himself and then either approves or revises such recommendations. The Committee independently reviews the performance of the CEO when determining and approving the base salary for the CEO.

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At the First Regular Committee Meeting of 2022, the Committee approved the following adjustments to base salaries of the NEOs:

		Base Salary
Name	Title	2022	2021
Jay A. Brown	President & CEO	$1,060,000	$1,030,000
Daniel K. Schlanger	EVP & CFO	$620,000	$610,000
Michael J. Kavanagh	EVP & CCO	$650,000	$555,000
Christopher D. Levendos	EVP & COO—Fiber	$525,000	$495,000
Catherine Piche	EVP & COO—Towers	$525,000	$450,000(a)

(a)    Reflects Ms. Piche's base salary effective September 1, 2021, which was the effective date of her promotion to the position of EVP and COO—Towers.
The above base salary adjustments were made to better align base salary compensation with those of similarly situated executives at the Peer Group companies, as reviewed by the Committee in the Competitive Market Analysis.
Short-Term Incentives
The short-term incentive component of compensation represents a significant portion of the overall cash compensation opportunity for our executives. Short-term incentives are a variable element of compensation that are linked to the achievement of specific short-term financial objectives each year.
Our short-term incentives are "at risk," meaning they are earned based upon meeting certain performance goals and may be earned at above-target or below-target levels based on the degree of achievement of those goals. In order to accomplish its overall executive compensation objectives, the Committee has identified the following principles for developing the overall framework of the short-term incentive program. The program should:
•be performance-based;
•promote a short-term perspective among executives to complement the long-term perspective promoted by the long-term incentive program, while avoiding excessive risk;
•be competitive with the market;
•motivate executives by providing the appropriate rewards for corporate performance based on our goals and objectives;
•reinforce the importance of company-wide teamwork; and
•link the financial measures with stockholder expectations.
Annual Incentives
To achieve the program objectives, our short-term incentives for executives are generally comprised of performance-based Annual Incentives paid in accordance with an annually approved AIP. The AIP is a cash-based, short-term incentive program that provides executives with the opportunity to earn an annual cash incentive based on the achievement of annual performance goals. Such performance goals are pre-established based on the annual expectations for our business and are meant to be challenging, yet achievable. The Compensation Consultant has reviewed the performance goals and has noted that the performance goals represent meaningful targets that are challenging and indicative of value creation. The performance period covered by the AIP is from January 1 to December 31 of the applicable calendar year.
Annual Incentive Opportunity.  Under the AIP, each executive has threshold, target and maximum Annual Incentive opportunities that are aligned with threshold, target and maximum performance outcomes. In the event of incremental outperformance over threshold or target, Annual Incentives that may be earned by the executive officers also increase incrementally. In the event actual performance is below the pre-established threshold level for any performance goal, no Annual Incentive is earned with respect to that specific performance goal.
For 2022, each NEO was eligible to earn between 0% and 175% of such executive's target opportunity under the AIP. To mitigate excessive risk, Annual Incentives are capped at the maximum payout opportunity even if actual

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performance exceeds the maximum performance goal. These payout ranges were determined by the Committee at the time the AIP was designed after consultation with, and a review of information provided by, the Compensation Consultant. This determination was based on relevant market data discussed above and was considered in the review of total compensation previously discussed.
The following table illustrates the 2022 Annual Incentive opportunities and actual awards as a percentage of base salary for each NEO:

		Percentage of Base Salary
Name	Title	Minimum	Threshold	Target	Maximum	Actual
Jay A. Brown	President & CEO	0.0%	87.5%	175.0%	306.3%	245.2%
Daniel K. Schlanger	EVP & CFO	0.0%	50.0%	100.0%	175.0%	140.1%
Michael J. Kavanagh	EVP & CCO	0.0%	50.0%	100.0%	175.0%	140.1%
Christopher D. Levendos	EVP & COO—Fiber	0.0%	50.0%	100.0%	175.0%	140.1%
Catherine Piche	EVP & COO—Towers	0.0%	50.0%	100.0%	175.0%	140.1%
Annual Incentive Performance Goals. Short-term incentives that could be earned under the AIP were formulaically linked to the following financial performance metrics:
•Adjusted EBITDA
•Adjusted Funds from Operations ("AFFO") per Share
These performance goals were approved by the Committee on October 18, 2021. For 2022, the level at which corporate financial performance goals were established was based on the Board-approved financial budget and the guidance provided to investors for the applicable calendar year, with "target" goals representing the Board-approved budget amounts.

The following table presents the 2022 corporate financial performance goals and actual results considered by the Committee in connection with determining the NEOs' 2022 Annual Incentives. For each NEO, the Annual Incentive is financially driven, based on an objective formula that equally weighs the two performance metrics of Adjusted EBITDA and AFFO per Share, subject to the Committee's discretion to adjust the Annual Incentive levels as provided in the AIP.

	Annual Incentive Financial Performance Zone				Actual Multiple of Target
Performance Metrics	Threshold	Target	Maximum	Actual
Adjusted EBITDA ($ in millions)(a)	$3,921.7	$4,021.7	$4,221.7	$4,340.0	1.75
AFFO per Share(a)	$7.21	$7.36	$7.66	$7.38	1.05

(a)    See Appendix B for definition and reconciliation of this non-GAAP financial measure.
There are also two additional performance requirements for an Annual Incentive:
•A minimum financial performance level of 95% of budgeted Adjusted EBITDA must be achieved for any executive to be eligible for an Annual Incentive; and
•The business units or departments for which the executives are responsible must receive an acceptable assessment of applicable internal control over financial reporting for the previously completed fiscal year, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 ("404 Assessment"). Receipt of a 404 Assessment with a material weakness may result in a reduction or elimination of the potential Annual Incentives for the responsible executives and potentially all of the executives.
Additional details regarding Annual Incentives for the NEOs are provided below in the tables and related footnotes at "IV. Executive Compensation—Summary Compensation Table" and "IV. Executive Compensation—Grants of Plan-Based Awards in 2022."

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Long-Term Incentives
The objectives of our long-term incentive program are to:
•align a significant portion of our executives' compensation with the total return experienced by our stockholders;
•provide a means for our executives to accumulate shares of Common Stock to foster a culture of stewardship; and
•serve as a retention vehicle for our executives.
The long-term incentive component represents the largest portion of the overall value of the total compensation program for our executives. In its assessment of long-term incentives, the Committee, with the assistance of the Compensation Consultant, generally considers executive compensation market data, our business needs, and the economic climate. In doing so, the Committee has determined that a mix of performance-contingent equity and time vesting equity continue to appropriately achieve our executive long-term incentive program objectives. In order to accomplish its overall objectives, the Committee has identified the following principles for administering the long-term incentive program. The program should:
•align executives with stockholders to maximize TSR;
•balance "at risk" performance-based vesting with the stability of time-based vesting;
•promote a long-term perspective among executives to complement the short-term perspective promoted by the Annual Incentives;
•promote a culture of stewardship by facilitating the accumulation and retention of shares of Common Stock;
•be efficient from a stockholder dilution perspective;
•serve as a retention vehicle; and
•provide stability to our overall total compensation program.

Although our 2022 Long-Term Incentive Plan ("2022 LTIP") (approved by our stockholders on May 21, 2022) permits the use of various types of equity compensation vehicles, the Committee believes the use primarily of a mix of performance-contingent RSUs and time vesting RSUs best meets the objectives outlined above. The Committee utilizes RSUs in various forms to meet these objectives.
RSUs
General. There are three general categories of RSUs which the Committee has granted to executives in recent years, which generally have the vesting attributes noted below:
•Annual RSUs ("Annual RSUs") are generally awarded once per calendar year as part of delivering a competitive total compensation package to executives. The Annual RSUs granted to executives have generally been comprised of a combination of (1) Performance RSUs that vest upon the satisfaction of certain Common Stock performance criteria over a certain period of time, along with a time vesting component and (2) Time RSUs vesting solely pursuant to a time-based vesting criteria. Annual RSUs granted to non-executive employees are typically Time RSUs. Annual RSUs are generally approved by the Committee at the First Regular Committee Meeting. For Annual RSUs awarded in 2022, see "IV. Executive Compensation—Long-Term Incentives—RSUs—2022 Annual RSUs."
•New Hire RSUs ("New Hire RSUs") are Time RSUs awarded to certain newly hired executives based on the position and role into which they are hired and typically vest over a three-year period. No New Hire RSUs were awarded to any NEO in 2022.
•Promotion RSUs ("Promotion RSUs") are typically Time RSUs awarded to certain executives in recognition of a promotion to a new position or role and typically vest over a three-year period. No Promotion RSUs were awarded to any NEO in 2022.
Dividend equivalents accrue with respect to RSUs while they remain outstanding and unvested. The dividend equivalents are subject to the same forfeiture restrictions as the RSUs. Dividend equivalents are earned only with respect to those RSUs that actually vest, and they are paid in cash at approximately the time of such vesting.

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Annual RSUs Overview.
The table below illustrates the framework of the Annual RSUs.
We believe this Annual RSU framework places an appropriate level of focus on performance-contingent vesting, which is targeted to 65% of the total grant value for the NEOs. We believe that by tying a portion of the award value to absolute TSR, the compensation realized by our NEOs will be better aligned with the actual returns experienced by our stockholders, regardless of the general economic climate.
2022 Annual RSUs.
To support the "pay-for-performance" approach and maintain a significant portion of the executives' compensation "at risk," in the first quarter of 2022, the Committee authorized, as 2022 Annual RSUs, the grant to the NEOs and certain other key employees of a combination of:
•Time RSUs which time vest at 33.33%, 33.33% and 33.34%, respectively, on February 19 of each of 2023, 2024 and 2025;
•Relative TSR Performance RSUs which may vest based on our TSR Rank (defined below) relative to the companies contained in the Standard and Poor's 500 index ("S&P 500 Index") over a three-year performance period as further described below ("Relative TSR Performance RSUs"); and
•Absolute TSR Performance RSUs which may vest based on the absolute annualized total return of our stock ("Annualized TSR") compared to pre-established hurdles over a three-year performance period ("Absolute TSR Performance RSUs").
With respect to the 2022 Annual RSUs granted to the NEOs, the grant value mix was allocated approximately 35% to Time RSUs, 35% to Relative TSR Performance RSUs, and 30% to Absolute TSR Performance RSUs.1 In connection with the 2022 Annual RSUs, the Committee authorized the grant of RSUs to approximately 2,300 employees, which represented approximately 47% of our workforce, including 55,271 Time RSUs, 43,879 Relative TSR Performance RSUs and 63,949 Absolute TSR Performance RSUs to the NEOs.
The Performance RSUs granted in 2022 were issued pursuant to the 2013 Long-Term Incentive Plan ("2013 LTIP") and represent a contingent right to receive Common Stock equal to 0% to 150% of the target number of Performance RSUs.2 Vesting of the Performance RSUs is subject to (1) the level of achievement against the relevant performance criteria over a three-year performance period (beginning January 1, 2022 and ending December
1 Because the Committee utilizes a structural Monte Carlo valuation prepared by the Compensation Consultant for purposes of determining the number of Performance RSUs to grant to the NEOs, as further described at "—CD&A—Elements of Executive Compensation and Benefits—Long-Term Incentives—RSUs—RSU Valuations and Grant Levels," the grant date fair value of such awards for accounting purposes pursuant to Financial Accounting Standards Board's Accounting Standards Codification Topic 718 ("ASC 718") may vary from the targeted grant mix.
2 The Committee has the authority to interpret and determine the application and calculation of matters relating to the determination of TSR, TSR Rank and Annualized TSR and to make adjustments it deems appropriate to reflect changes in the Common Stock, including as a result of any stock split or consolidation, stock dividend, recapitalization, merger, reorganization, or other relevant distribution or change in capitalization.

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31, 2024), and (2) the executive remaining an employee or director of ours (including our affiliates) until February 19, 2025.
•With respect to the Relative TSR Performance RSUs granted in 2022, the number of units that may vest is based upon the Company's TSR performance ranking ("TSR Rank") relative to the companies included in the S&P 500 Index, with the target number of units being earned if the TSR Rank equals the 55th percentile of the S&P 500 Index.
•With respect to the Absolute TSR Performance RSUs granted in 2022, the number of units that may vest is based upon the Company's Annualized TSR compared to pre-established hurdles, with the target number of units being earned if Annualized TSR equals 11.5%.
The table below illustrates the payout range for the Performance RSUs granted in 2022.

Relative TSR Performance RSUs(a)			Absolute TSR Performance RSUs(b)
Performance Level	TSR Rank	Vesting	Performance Level	Annualized TSR	Vesting

Maximum	90th percentile	150%	Maximum	16.5%	150%
Target	55th percentile	100%	Target	11.5%	100%
Threshold	30th percentile	50%	Threshold	6.5%	50%
Below Threshold	<30th percentile	0%	Below Threshold	<6.5%	0%

(a)    For TSR Rank outcomes (a) between the 30th and 55th percentiles of the S&P 500 companies or (b) between the 55th and 90th percentiles of the S&P 500 companies, the percentage of target units earned will be calculated via linear interpolation.
(b)    For Annualized TSR outcomes (a) between 6.5% and 11.5% or (b) between 11.5% and 16.5%, the percentage of target units earned will be calculated via linear interpolation.
The levels at which the TSR Rank and Annualized TSR vesting targets are established are generally reviewed and approved at the First Regular Committee Meeting of the grant year. Additional information regarding the Performance RSUs described above is provided below in the tables and related footnotes at "IV. Executive Compensation—Summary Compensation Table" and "IV. Executive Compensation—Grants of Plan-Based Awards in 2022."
RSU Valuations and Grant Levels.  In determining RSU valuations and grant levels with respect to Annual RSUs, as with the other components of executive compensation, the Committee targets total direct compensation for our executives at the approximate median, or 50th percentile, of the market. The Committee, with the assistance of the Compensation Consultant, examines the long-term incentive practices at the Peer Group and other companies reviewed in the Competitive Market Analysis to establish market-based ranges of long-term incentive grant levels for each executive. Long-term incentive grant levels, generally based on each executive's individual performance and anticipated future role, are then (1) determined and approved by the Committee for the CEO and (2) proposed by the CEO and reviewed and considered for approval by the Committee for each of the other executives. The fair value of the RSUs, as determined by the Compensation Consultant, is then converted into a number of units to be granted to each executive. The valuation methodology used to value the Time RSUs awarded in 2022 is summarized in notes 2 and 11 to our consolidated financial statements in our 2022 Form 10-K. The Committee utilized a structural Monte Carlo valuation, as determined by the Compensation Consultant, based on the average closing price of our Common Stock for the 20 trading days ending on the day prior to the start of the performance period, to value the Performance RSUs for purposes of determining the number of units to be granted in 2022.
In addition to considering the valuation of each RSU grant, management and the Committee also consider the overall potential stockholder dilution impact and "burn rate" (i.e., the rate at which awards are granted as a percentage of Common Stock outstanding). Each year, the Committee reviews and recommends to the Board for approval a budgeted grant date value of shares that may be used in connection with the grant of Annual RSUs to the executives and our other eligible employees. This review and recommendation process includes an analysis of potential dilution levels and burn rates resulting from the potential grant of such RSUs as compared to independent third-party surveys and the Peer Group. The Committee and management use this competitive market data regarding dilution levels and burn rates as an additional gauge in making decisions regarding annual grants of long-term equity compensation.

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Our potential stockholder dilution, or "overhang," related to long-term incentive awards outstanding as well as shares reserved for future issuance under the 2013 LTIP and 2022 LTIP was approximately 3.7% as of December 31, 2022, and our 2022 burn rate was approximately 0.22%. We believe our stockholder dilution and burn rates are competitively low relative to comparable companies (based upon similar analyses of third-party surveys), as well as our Peer Group.
Other Benefits and Perquisites
In addition to base salary, short-term incentives and long-term incentives, we provide other benefits as outlined below. We believe these other benefits support our overall talent attraction and retention objectives.
Severance Agreements
The Committee believes establishing competitive severance arrangements with our executives is a key part of a total rewards package to effectively recruit and retain high-performing executives. We have entered into severance agreements containing severance benefits and non-compete and non-solicitation provisions with each of our NEOs and certain other executive officers (as amended, "Severance Agreements"). We do not currently have employment-related agreements with any of our NEOs other than the Severance Agreements.
Pursuant to each Severance Agreement, we are generally required to provide severance benefits to the officer if such officer is terminated without cause (as defined in the Severance Agreement) or such officer terminates employment with Good Reason (as defined in the Severance Agreement) (collectively a "qualifying termination"). The Severance Agreements provide for enhanced severance benefits if the officer incurs a qualifying termination within two years following a Change in Control (as defined in the Severance Agreements).
The Committee has adopted a policy not to enter into any agreement providing for an excise tax "gross up" payment relating to an "excess parachute payment" (pursuant to Section 280G of the Internal Revenue Code of 1986, as amended ("Code")) ("Excise Tax Payment"), and no existing Severance Agreements contain Excise Tax Payment provisions.
We periodically review the level of officer severance benefits by analyzing our severance benefits as compared to competitive market severance and change-in-control practices as provided in surveys and information from third parties. Subsequent Severance Agreements may be different as a result of such reviews. Details regarding the severance benefits provided under the Severance Agreements and the potential value thereof are provided below at "IV. Executive Compensation—Potential Payments Upon Termination of Employment."
Extended Service Separation Program
The Board has approved a program designed to make available certain retirement-type benefits to all employees, including the NEOs, that meet certain age and service requirements. Generally, to be eligible, (1) the sum of an employee's age and years of service as an employee must be equal to or greater than 70, (2) the employee must be credited with at least 10 years' service, (3) the employee must be at least 50 years old and (4) the employee must provide us with at least six months' prior notice (or, for certain non-executive positions, three months' prior notice) of his or her intention to terminate employment. Assuming these conditions are satisfied, RSUs held by such employees that were granted at least six months prior to termination will continue to have the opportunity to vest pursuant to their terms (other than the employment requirement), subject to certain additional conditions, including the execution of a full release and an agreement to be available for post-termination consultation with us. As to an employee not holding RSUs, the program generally provides that, in connection with employment termination, an employee who meets the above eligibility requirements will receive a fully-vested, discretionary, profit-sharing contribution pursuant to the Crown Castle Inc. 401(k) Plan ("401(k) Plan") equal to 25% of the employee's base salary. The program is subject to interpretation, modification or termination by the Committee or Board in the sole discretion of each at any time.
Retirement Benefits
Our executives are eligible to participate in our 401(k) Plan under the same parameters applicable to all other employees, including eligibility for (1) a base matching contribution equal to 100% of the first 3% of the executive's compensation contributed ("Base Match"), (2) a discretionary annual matching contribution equal to 100% of the next 3% of the executive's compensation contributed ("Discretionary Match") and (3) an additional

CROWN CASTLE INC.	2023 PROXY STATEMENT

discretionary profit sharing contribution in the amount of (a) 5% of the employee's base salary for 2022 and (b) 4% of the employee's base salary for 2021 and 2020 ("Discretionary Contribution"). In each case, the Base Match, the Discretionary Match and the Discretionary Contribution are (1) subject to the Committee's discretion and (2) treated as subject to Internal Revenue Service ("IRS") limitations. The value of our Base Match, Discretionary Match and Discretionary Contribution for each NEO for the applicable 401(k) Plan years are provided below in the table at "IV. Executive Compensation—Summary Compensation Table" and "IV. Executive Compensation—All Other Compensation Table."
Health and Welfare Benefits
Our executives are eligible to participate in the same health and welfare benefits that are available to our other eligible employees, such as medical, dental, vision and life insurance. The value of the health and welfare benefits paid by us for each NEO in applicable years is provided below in the tables at "IV. Executive Compensation—Summary Compensation Table" and "IV. Executive Compensation—All Other Compensation Table."
Relocation Benefits
In general, we do not offer our executives significant perquisites, other than relocation assistance. We generally offer relocation assistance to all of our employees (including our executives) who we ask to relocate in connection with their employment with us, with the level of benefits generally corresponding to the level of the employee's position. We have found that relocation assistance can play an important role in attracting qualified candidates or transferring existing employees to our various office locations. The primary benefits provided under our relocation assistance program to our NEOs and other senior management are generally: reasonable moving and related expenses, closing costs related to selling and buying a house and temporary living expenses, if needed, for up to 60 days. In 2022, we provided relocation assistance benefits to Catherine Piche, our EVP and COO—Towers.
Other Matters
Stock Ownership and Retention Guidelines
To further align the interests of our executive management with those of our stockholders, we have adopted certain stock ownership and retention guidelines designed to support a culture of stewardship among the NEOs and certain other executive officers. The Committee believes the maintenance of stock ownership and retention guidelines motivates executives to perform in accordance with the interests of our stockholders. The guideline ownership levels are designed to ensure that executives have a meaningful economic stake in our Common Stock, while satisfying the executives' need for portfolio diversification.
Our stock ownership guidelines generally provide that each of the NEOs should seek to establish and maintain beneficial ownership of a number of shares of Common Stock having a value sufficient to satisfy the applicable stock ownership level specified below:

Name	Title	Multiple of Base Salary(a)
Jay A. Brown	President & CEO	6X
Daniel K. Schlanger	EVP & CFO	3X
Michael J. Kavanagh	EVP & CCO	3X
Christopher D. Levendos	EVP & COO—Fiber	3X
Catherine Piche	EVP & COO—Towers	3X

(a)Represents the dollar value of Common Stock to be held, as determined pursuant to NYSE quotations.
The NEOs generally have until the fifth anniversary of the date such NEO was appointed EVP or higher to meet the applicable stock ownership level. In addition, an NEO generally has until the fifth anniversary after the date of an increase in base salary to meet the incremental increase to the applicable stock ownership level as a result of such base salary increase. As of the Record Date, each of the NEOs serving at that time held shares of Common Stock (as calculated pursuant to the stock ownership guidelines) having a value in excess of such NEO's applicable stock ownership level specified by the stock ownership guidelines.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Our retention guidelines provide that if an NEO's Common Stock ownership is below (or subsequently falls below) the applicable stock ownership level, such NEO should generally hold and retain all shares of Common Stock received by the NEO resulting from equity awards granted to the NEO by the Company as a component of compensation until the NEO's applicable stock ownership level is met. The retention guidelines apply with respect to "after-tax shares" (e.g., the sale of shares to cover taxes relating to Company granted equity awards is not subject to the stock ownership guidelines).
Anti-Hedging Policy
Our Insider Trading Policy prohibits our directors and employees, including our executive officers, from, among other things, short sales and trading in options, puts, calls or other derivative instruments relating to our securities, including for hedging purposes.
Recoupment Policy
Pursuant to our Recoupment Policy, in the event of a restatement of a Company financial statement or a determination by the Board that misconduct by an NEO or certain other employees caused financial or reputational harm to the Company, the Committee will review the circumstances and make recommendations to the Board as to whether recoupment should be pursued. Under the policy, "misconduct" includes any intentional or reckless violation of our guidelines and policies or any grossly negligent act or failure to act causing the above described result. In such circumstances, the Committee will review all compensation that has been awarded to a responsible party and determine how such compensation may have been affected by the financial restatements or misconduct.
Should the Board determine that recoupment is appropriate, we may recoup from an NEO or other responsible employee any cash incentives and equity awarded in reliance on the financial statements that were restated, or for the year in which the financial or reputational harm occurred, to the extent the Committee determines that the cash incentives and equity awarded were based on such restated financial statements or resulted from such misconduct. The NEO and other responsible employees may also be subject to other disciplinary actions, up to and including termination of employment. We intend to modify the Recoupment Policy as necessary to comply with the requirements of Exchange Act Rule 10D-1 following the release and effectiveness of the New York Stock Exchanges listing standards in accordance with such rule.
Accounting and Tax Impacts upon Executive Compensation
For a discussion of the accounting impacts on various elements of long-term incentive compensation, see notes 2 and 11 to our consolidated financial statements in our 2022 Form 10-K.
In determining executive compensation, the Committee considers, among other factors, the possible tax consequences. Tax consequences, including tax deductibility, are subject to factors that are beyond our control. In addition, the Committee believes that it is important to retain flexibility in designing compensation programs that meet its stated objectives. For these reasons, the Committee, while considering tax deductibility as one of the factors in determining compensation, has historically not limited compensation to those levels or types of compensation that will be deductible by us.
Generally, Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1,000,000 paid to its covered employees (as defined in Section 162(m)). Our Section 162(m) covered employees include our principal executive officer, our principal financial officer, our three next highest-paid officers, and any employee who has been classified previously as a covered employee for purposes of Section 162(m). Because we intend to continue to qualify as a REIT under the Code, we generally distribute a sufficient level of net taxable income to our stockholders on an annual basis and as a result, do not incur U.S. federal income tax. Based on our REIT status, we do not expect the tax deduction limitations under Section 162(m) of the Code to have a material impact on us.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Compensation Committee 2022 Report
The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading "Compensation Discussion and Analysis" with management and, based on such review and discussions, it has recommended to the Board that the "Compensation Discussion and Analysis" be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee of the Board.

COMPENSATION COMMITTEE

Matthew Thornton, III (Chair)
P. Robert Bartolo
Cindy Christy
Ari Q. Fitzgerald
Kevin A. Stephens

CROWN CASTLE INC.	2023 PROXY STATEMENT

Summary Compensation Table
The following Summary Compensation Table sets forth the compensation of the NEOs for 2022, 2021 and 2020 (where applicable). Additional details regarding the applicable elements of compensation in the Summary Compensation Table are provided in the footnotes following the table.

Name and Principal Position	Year	Salary ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)

Jay A. Brown	2022	1,054,231	8,739,976	2,599,318	57,252	12,450,777
President & CEO	2021	1,030,000	10,504,164	2,966,544	52,802	14,553,510
	2020	1,063,846	14,397,619	2,486,420	51,250	17,999,135

Daniel K. Schlanger	2022	618,077	2,583,864	868,775	56,963	4,127,679
EVP & CFO	2021	610,000	3,256,134	1,033,462	52,115	4,951,711
	2020	625,769	4,395,006	866,200	51,411	5,938,386

Michael J. Kavanagh(e)	2022	631,731	2,583,864	910,812	58,554	4,184,961
EVP & CCO	2021	541,538	2,940,958	940,281	52,115	4,474,892

Christopher D. Levendos(f)	2022	519,231	2,849,862	735,656	58,554	4,163,303
EVP & COO—Fiber	2021	486,516	2,625,947	838,629	52,115	4,003,207
	2020	465,699	3,732,996	640,253	52,307	4,891,255

Catherine Piche(g)	2022	510,577	2,849,862	735,656	64,051	4,160,146
EVP & COO—Towers

(a)Represents the dollar value of base salary earned by the NEO during the applicable fiscal year, inclusive of annual increases approved in the first quarter of 2022. Due to the timing of the Company's bi-weekly payrolls, there were 27 pay periods during calendar year 2020 compared to 26 pay periods in each of calendar years 2021 and 2022.
(b)Represents the aggregate grant date fair value of stock awards granted to each NEO in the applicable fiscal year, calculated in accordance with ASC 718. A description of the vesting parameters that are generally applicable to the RSUs granted in 2022 is provided above at "IV. Executive Compensation—CD&A—Elements of Executive Compensation and Benefits—Long-Term Incentives—RSUs" and below in the table and related footnotes at "—Grants of Plan-Based Awards in 2022."
(c)Represents the value of the Annual Incentives earned by the NEOs for the applicable fiscal year under the applicable AIP. These Annual Incentives are paid in cash. Additional details regarding the range of the NEOs' 2022 Annual Incentive award opportunities are disclosed above at "IV. Executive Compensation—CD&A—Elements of Executive Compensation and Benefits—Short-Term Incentives" and below in the table and related footnotes at "IV. Executive Compensation—Grants of Plan-Based Awards in 2022."
(d)Represents the aggregate value of all other compensation for the applicable fiscal year not otherwise reported in any other column of the Summary Compensation Table. This amount includes matching contributions and profit sharing contributions made by us to the executives under the 401(k) Plan and the dollar value of the portion of the health and welfare benefits, insurance premiums and tax reimbursements, where applicable, paid by us for the NEO in the applicable fiscal year. Additional details regarding the amounts reported in this column are provided in the table below at "IV. Executive Compensation—All Other Compensation Table" and the footnotes thereto.
(e)Mr. Kavanagh first qualified as an NEO for 2021, and, therefore, compensation information is provided for him with respect to 2022 and 2021 only.
(f)Mr. Levendos was appointed EVP & COO—Fiber effective December 1, 2020.
(g)Ms. Piche first qualified as an NEO for 2022, and, therefore, compensation information is provided for her with respect to 2022 only.

CROWN CASTLE INC.	2023 PROXY STATEMENT

All Other Compensation Table
The following table and the footnotes thereto describe the components of the "All Other Compensation" column in the Summary Compensation Table above.

Name	Year	Registrant Contributions to Defined Contribution Plans($)(a)	Insurance Premiums($)(b)	All Other Compensation ($)(c)(d)

Jay A. Brown	2022	33,550	23,702	57,252
	2021	29,000	23,802	52,802
	2020	28,500	22,750	51,250

Daniel K. Schlanger	2022	33,550	23,413	56,963
	2021	29,000	23,115	52,115
	2020	28,500	22,911	51,411

Michael J. Kavanagh	2022	33,550	25,004	58,554
	2021	29,000	23,115	52,115

Christopher D. Levendos	2022	33,550	25,004	58,554
	2021	29,000	23,115	52,115
	2022	28,500	23,807	52,307

Catherine Piche	2022	33,550	23,702	64,051

(a)    Represents our Base Match, Discretionary Match and Discretionary Contribution made to the NEOs under the 401(k) Plan relating to the applicable fiscal year.
(b)    Represents the portion of the NEO's health and welfare insurance premiums paid by us for the applicable fiscal year. The health and welfare benefits for which a portion of these premiums were paid included the following:
•    Medical, dental, and vision insurance
•    Basic life insurance
•    Short-term disability insurance
•    Long-term disability insurance
(c)    Represents the aggregate value of all other compensation elements for the applicable fiscal year, which is included above in the "All Other Compensation" column of the table under "IV. Executive Compensation—Summary Compensation Table."
(d)    The amount shown for Ms. Piche includes a tax reimbursement in connection with relocation assistance benefits provided in 2022.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Grants of Plan-Based Awards in 2022
The following table and the footnotes thereto provide information regarding grants of plan-based equity and non-equity awards made to the NEOs during 2022:

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards (#)(c)	Grant Date Fair Value of Stock Awards($)(d)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jay A. Brown	—		927,500	1,855,000	3,246,250	—	—	—	—	—
	2/17/22		—	—	—	—	—	—	24,637	4,024,947
	2/17/22	(e)	—	—	—	9,779	19,559	29,338	—	2,719,679
	2/17/22	(f)	—	—	—	14,252	28,505	42,757	—	1,995,350

Daniel K. Schlanger	—		310,000	620,000	1,085,000	—	—	—	—	—
	2/17/22		—	—	—	—	—	—	7,284	1,189,987
	2/17/22	(e)	—	—	—	2,891	5,782	8,673	—	803,987
	2/17/22	(f)	—	—	—	4,213	8,427	12,640	—	589,890

Michael J. Kavanagh	—		325,000	650,000	1,137,500	—	—	—	—	—
	2/17/22		—	—	—	—	—	—	7,284	1,189,987
	2/17/22	(e)	—	—	—	2,891	5,782	8,673	—	803,987
	2/17/22	(f)	—	—	—	4,213	8,427	12,640	—	589,890

Christopher D. Levendos	—		262,500	525,000	918,750	—	—	—	—	—
	2/17/22		—	—	—	—	—	—	8,033	1,312,351
	2/17/22	(e)	—	—	—	3,189	6,378	9,567	—	886,861
	2/17/22	(f)	—	—	—	4,647	9,295	13,942	—	650,650

Catherine Piche	—		262,500	525,000	918,750	—	—	—	—	—
	2/17/22		—	—	—	—	—	—	8,033	1,312,351
	2/17/22	(e)	—	—	—	3,189	6,378	9,567	—	886,861
	2/17/22	(f)	—	—	—	4,647	9,295	13,942	—	650,650

(a)Represents the estimated payouts that the NEOs could earn under the AIP as described in the CD&A above. The Annual Incentive opportunities for each NEO, calculated as a percentage of the NEO's base salary, are provided above in "IV. Executive Compensation—CD&A—Elements of Executive Compensation and Benefits—Short Term Incentives—Annual Incentive Opportunity." The actual Annual Incentives paid to each NEO under the AIP are disclosed above in the "Non-Equity Incentive Plan Compensation" column of the table at "IV. Executive Compensation—Summary Compensation Table."
(b)The grant listed for each NEO represents the Performance RSU component of the 2022 Annual RSUs. All such grants were made pursuant to the 2013 LTIP. Details regarding vesting parameters generally applicable to these RSUs are provided above in "IV. Executive Compensation—CD&A—Elements of Executive Compensation and Benefits—Long-Term Incentives—RSUs."
(c)The grant listed for each NEO represents the Time RSU component of the 2022 Annual RSUs. All such grants were made pursuant to the 2013 LTIP. Details regarding vesting parameters generally applicable to these RSUs are provided above in "IV. Executive Compensation—CD&A—Elements of Executive Compensation and Benefits—Long-Term Incentives—RSUs."
(d)Represents the grant date fair value of the RSUs granted to the NEOs in 2022 calculated in accordance with ASC 718, the aggregate of which is included above in the "Stock Awards" column of the table at "IV. Executive Compensation—Summary Compensation Table." Generally, the grant date fair value is the amount we would expense in our financial statements over the award's vesting schedule. For information on the valuation assumptions utilized for accounting purposes, see notes 2 and 11 to the consolidated financial statements in our 2022 Form 10-K.
(e)The grant listed for each NEO represents the Relative TSR Performance RSUs.
(f)The grant listed for each NEO represents the Absolute TSR Performance RSUs.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table and footnotes related thereto provide information regarding equity-based awards outstanding as of December 31, 2022 for each NEO. As of December 31, 2022 and the Record Date, none of the NEOs had any outstanding stock options.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)		Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(c)		Equity Incentive Awards: Market or Payout Plan Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(d)

Jay A. Brown	2/20/2020	6,637	(e)	900,243	—		—
	2/20/2020	—		—	24,680	(f)	3,347,595
	2/20/2020	—		—	47,875	(g)	6,493,765
	2/18/2021	14,150	(e)	1,919,306	—		—
	2/18/2021	—		—	21,497	(h)	2,915,853
	2/18/2021	—		—	32,970	(i)	4,472,051
	2/17/2022	24,637	(e)	3,341,763	—		—
	2/17/2022	—		—	19,559	(h)	2,652,983
	2/17/2022	—		—	28,505	(i)	3,866,418

Daniel K. Schlanger	2/20/2020	2,026	(e)	274,807	—		—
	2/20/2020	—		—	7,534	(f)	1,021,912
	2/20/2020	—		—	14,614	(g)	1,982,243
	2/18/2021	4,386	(e)	594,917	—		—
	2/18/2021	—		—	6,664	(h)	903,905
	2/18/2021	—		—	10,220	(i)	1,386,241
	2/17/2022	7,284	(e)	988,002	—		—
	2/17/2022	—		—	5,782	(h)	784,270
	2/17/2022	—		—	8,427	(i)	1,143,038

Michael J. Kavanagh	2/20/2020	1,363	(e)	184,877	—		—
	2/20/2020	—		—	5,066	(f)	687,152
	2/20/2020	—		—	9,826	(g)	1,332,799
	2/18/2021	3,962	(e)	537,406	—		—
	2/18/2021	—		—	6,019	(h)	816,417
	2/18/2021	—		—	9,231	(i)	1,252,093
	2/17/2022	7,284	(e)	988,002	—		—
	2/17/2022	—		—	5,782	(h)	784,270
	2/17/2022	—		—	8,427	(i)	1,143,038

Christopher D. Levendos	2/20/2020	1,260	(e)	170,906	—		—
	2/20/2020	—		—	4,685	(f)	635,473
	2/20/2020	—		—	9,088	(g)	1,232,696
	12/1/2020	1,952	(j)	264,769	—		—
	2/18/2021	3,538	(e)	479,894	—		—
	2/18/2021	—		—	5,374	(h)	728,929
	2/18/2021	—		—	8,242	(i)	1,117,945
	2/17/2022	8,033	(e)	1,089,596	—		—
	2/17/2022	—		—	6,378	(h)	865,112
	2/17/2022	—		—	9,295	(i)	1,260,774

CROWN CASTLE INC.	2023 PROXY STATEMENT

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)		Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(c)		Equity Incentive Awards: Market or Payout Plan Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(d)

Catherine Piche	2/20/2020	595	(e)	80,706	—		—
	2/20/2020	—		—	2,211	(f)	299,900
	2/20/2020	—		—	4,291	(g)	582,031
	2/18/2021	1,143	(e)	155,037	—		—
	2/18/2021	—		—	1,736	(h)	235,471
	2/18/2021	—		—	2,662	(i)	361,074
	9/1/2021	3,368	(k)	456,836	—		—
	2/17/2022	8,033	(e)	1,089,596	—		—
	2/17/2022	—		—	6,378	(h)	865,112
	2/17/2022	—		—	9,295	(i)	1,260,774

(a)Represents the outstanding and unvested portion of Time RSUs.
(b)Represents the market value of the outstanding and unvested Time RSUs referenced in footnote (a) above, based on the closing Common Stock price as of December 31, 2022 of $135.64 per share.
(c)Represents outstanding and unvested Performance RSUs, based on the target number of units granted. Details of the vesting parameters that are generally applicable to the Performance RSUs are discussed above at "IV. Executive Compensation—CD&A—Elements of Executive Compensation and Benefits—Long-Term Incentives—RSUs."
(d)Represents the market value of the outstanding and unvested Performance RSUs referenced in footnote (c) above, based on the closing Common Stock price as of December 31, 2022 of $135.64 per share.
(e)Represents the outstanding and unvested Time RSU portion of the Annual RSUs granted to each of the NEOs.
(f)Represents the outstanding and unvested Relative TSR Performance RSUs granted to each of the NEOs in 2020. For such awards, the TSR rank of our Common Stock against the constituent companies of the S&P 500 Index was at the approximate 37th percentile for the three-year period ended December 31, 2022, which on February 19, 2023 resulted in the vesting of 64.8% and forfeiture of approximately 35.2% of the target number of units originally granted to each NEO.
(g)Represents the outstanding and unvested Absolute TSR Performance RSUs granted to each of the NEOs in 2020. For such awards, the annualized TSR of our Common Stock for the three-year performance period ended December 31, 2022 was approximately 3.4%, which resulted in all such units being forfeited on February 19, 2023.
(h)Represents the outstanding and unvested portion of the Relative TSR Performance RSUs granted to each of the NEOs in 2021 and 2022.
(i)Represents the outstanding and unvested portion of the Absolute TSR Performance RSUs granted to each of the NEOs in 2021 and 2022.
(j)Represents the outstanding and unvested portion of Promotion RSUs granted to Mr. Levendos in connection with his promotion to EVP & COO—Fiber in 2020.
(k)Represents the outstanding and unvested portion of Promotion RSUs granted to Ms. Piche in connection with her promotion to EVP & COO—Towers in 2021.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Option Exercises and Stock Vested in 2022
The following table provides the amount realized during 2022 by each NEO upon the vesting of RSUs. No options were exercised by any of the NEOs in 2022, and as of December 31, 2022 and the Record Date, none of the NEOs held any outstanding stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)(b)
Jay A. Brown	128,576	20,873,028
Daniel K. Schlanger	40,113	6,511,944
Michael J. Kavanagh	27,489	4,462,564
Christopher D. Levendos	27,820	4,472,362
Catherine Piche	11,740	1,926,421

(a)For each NEO, the amounts shown include (1) 118.4% of the target number of units covered by the 2019 Relative TSR Performance RSU grant, (2) 150% of the target number of units covered by the 2019 Absolute TSR Performance RSU grant and (3) approximately 33.33% of each of the 2019, 2020 and 2021 Time RSU grants. In addition, the amounts for Mr. Levendos and Ms. Piche include approximately 33.33% of the Promotion RSUs previously awarded to them.
(b)The value realized on vesting is calculated using the closing market price of our Common Stock from the trading day immediately preceding the date of vesting, which was $162.34 per unit for all grants, except in the case of the Promotion RSUs for Mr. Levendos and Ms. Piche, in which case such closing market price of our Common Stock was $139.82 and $174.55, respectively.
Potential Payments Upon Termination of Employment
Severance Agreements
We have entered into Severance Agreements with each of our NEOs, which provide certain benefits to and impose certain obligations on our NEOs upon termination of their employment with us. Details regarding the benefits provided under the NEOs' Severance Agreements and the potential value thereof are set forth below. Pursuant to each Severance Agreement, we are required to provide severance benefits to the NEO if such NEO's employment is terminated pursuant to a Qualifying Termination (as defined in footnote (a) to the table below). The Severance Agreements provide for enhanced severance benefits if the NEO's employment is terminated in connection with a Qualifying Termination Upon Change in Control (as defined in footnote (a) to the table below).
Upon a Qualifying Termination occurring on December 31, 2022 not during a Change in Control Period (as defined in the Severance Agreements), the NEOs would have been entitled to the following benefits:
•a lump sum severance payment equal to the sum of the NEO's base salary and Annual Bonus. "Annual Bonus" is defined for purposes of each NEO's Severance Agreement as the target annual bonus for the calendar year in which the date of termination occurs;
•a prorated cash amount equal to the NEO's Annual Bonus for the year in which termination occurs when and if annual incentives for the year of termination are paid to other executive officers;
•to the extent the annual incentive for the year prior to the year in which termination occurs has not been paid, a cash amount equal to the NEO's prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;
•continued coverage under specified health and welfare benefit programs for one year;
•continued participation in the 401(k) Plan for the calendar year in which termination occurs, including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and
•continued vesting of all RSUs for two years after termination.

CROWN CASTLE INC.	2023 PROXY STATEMENT

In connection with a Qualifying Termination Upon Change in Control occurring on December 31, 2022, the NEOs would have been entitled to the following benefits:
•a lump sum severance payment equal to the sum of the NEO's base salary and Annual Bonus multiplied by two;
•a prorated cash amount equal to the NEO's Annual Bonus for the year in which termination occurs when and if annual incentives for the year of termination are paid to other executive officers;
•to the extent the annual incentive for the year prior to the year in which termination occurs has not been paid, a cash amount equal to the NEO's prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;
•continued coverage under specified health and welfare benefit programs for two years;
•continued participation in the 401(k) Plan for the calendar year in which termination occurs, including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and
•immediate vesting of any outstanding RSUs, provided that such immediate vesting only applies to Performance Awards (as defined in the Severance Agreements) with respect to the target level of performance, and the officer continues to vest as to any Performance Awards in excess of such target level of performance following the date of termination.
Each of the Severance Agreements also has provisions that generally prohibit the NEOs, for a period of 12 months following the termination of such officer's employment with us, from (1) engaging in certain competitive activities in designated geographic areas and (2) soliciting our employees and our affiliates.
The following table and footnotes thereto summarize the alternative termination benefits that would be payable under different termination scenarios in accordance with each NEO's Severance Agreement. The information provided assumes the NEO's termination occurred on December 31, 2022.

Name	Termination Type(a)	Severance Amount($)(b)	Early or Continued Vesting of RSUs($)(c)	Other($)(d)	Alternative Total Employment Termination Benefits($)(e)

Jay A. Brown	Qualifying Upon Change in Control	5,830,000	32,424,977	1,926,804	40,181,781
	Qualifying	2,915,000	5,415,853	1,903,102	10,233,955
	Non-Qualifying	—	—	—	—

Daniel K. Schlanger	Qualifying Upon Change in Control	2,480,000	9,846,585	691,226	13,017,811
	Qualifying	1,240,000	1,640,716	667,813	3,548,529
	Non-Qualifying	—	—	—	—

Michael J. Kavanagh	Qualifying Upon Change in Control	2,600,000	8,340,177	724,408	11,664,585
	Qualifying	1,300,000	1,477,576	699,404	3,476,980
	Non-Qualifying	—	—	—	—

Christopher D. Levendos	Qualifying Upon Change in Control	2,100,000	8,454,827	599,408	11,154,235
	Qualifying	1,050,000	1,759,913	574,404	3,384,317
	Non-Qualifying	—	—	—	—

Catherine Piche	Qualifying Upon Change in Control	2,100,000	5,737,237	596,804	8,434,041
	Qualifying	1,050,000	1,503,288	573,102	3,126,390
	Non-Qualifying	—	—	—	—

(a)    Represents the various employment termination scenarios as defined in the NEO's Severance Agreements. Generally, each of the scenarios can be described as follows:
•A "Qualifying Termination" occurs upon (1) our termination of the executive's employment with us for any reason other than for Cause (as defined in the Severance Agreements) or disability or death, or (2) the executive's termination of employment with us within 60 days of the occurrence of an event that constitutes Good Reason (as defined in the Severance Agreements).
•A "Non-Qualifying Termination" occurs upon any termination of the executive's employment with us other than a Qualifying Termination.

CROWN CASTLE INC.	2023 PROXY STATEMENT

•A "Qualifying Termination Upon Change in Control" occurs upon a Qualifying Termination of the executive within two years following a Change in Control (as defined in the Severance Agreements).
(b)    Represents the lump sum severance payment equal to the sum of the NEO's base salary and Annual Bonus multiplied by two and one for a Qualifying Termination Upon Change in Control and Qualifying Termination, respectively.
(c)    Represents the value of outstanding and unvested RSUs on December 31, 2022 (calculated as the number of RSUs multiplied by $135.64, the closing price per share of our Common Stock on December 31, 2022) for which the vesting would be accelerated or continued without future service or performance conditions (also includes accrued dividend equivalents that would be paid upon vesting of such RSUs). Upon a Qualifying Termination Upon Change in Control on December 31, 2022, any outstanding RSUs held by the NEO would immediately vest, provided that such immediate vesting only applies to Performance Awards with respect to the target level of performance, and the NEO may, subject to and contingent upon actual performance, continue to vest as to any Performance Awards in excess of such target level of performance following the date of termination. Upon a Qualifying Termination on December 31, 2022 that does not occur during a Change in Control Period, any outstanding RSUs would continue to vest, provided that (1) such continued vesting of Performance Awards will continue to be contingent on the satisfaction of the applicable performance criteria and (2) such continued vesting of RSUs terminates upon the second anniversary of such Qualifying Termination.
(d)    Other termination benefits represent the following items:
•A prorated cash amount equal to the officer's Annual Bonus for the year of termination. The payment of a cash amount equal to the NEO's prior year annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers is permitted under the Severance Agreements but would not apply under this scenario because termination is assumed to occur on December 31, 2022, and any prior year actual annual incentives relating to 2021 would have already been paid.
•An estimate of the premiums paid by us for continued coverage under specified health and welfare benefit programs.
•An estimate of our 401(k) Plan matching and profit sharing contributions for continued participation in the 401(k) Plan for 2022, the year in which termination of employment is assumed to occur under this scenario. Assuming termination of employment occurs on December 31, 2022, this amount includes our Discretionary Match and Discretionary Contribution for 2022. The Discretionary Match and the Discretionary Contribution are subject to compensation limitations of the Code; for each NEO, the amounts included above are $9,150 for the Discretionary Match and $15,250 for the Discretionary Contribution.
(e)    Represents an estimate of the total potential payments upon termination of employment that would be paid to or accrued for each NEO assuming the respective NEO's employment terminated on December 31, 2022 under the scenarios set forth in the table.
CEO Pay Ratio
In accordance with the Dodd-Frank Act and Item 402(u) of Regulation S-K promulgated thereunder and the related SEC guidance ("Pay Ratio Rules"), we are providing the following information about the relationship of the annual total compensation of our median employee to the annual total compensation of our CEO. We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with the Pay Ratio Rules. Due to estimates and assumptions permitted under the Pay Ratio Rules, our pay ratio disclosure may not be comparable to the pay ratio disclosure presented by other companies.

Year	CEO Annual Total Compensation	Median Employee Annual Total Compensation	Pay Ratio
2022	$12,450,777	$129,071	96:1
CEO Pay Ratio Methodology
As permitted under SEC rules, we are using the same median employee for our 2022 CEO pay ratio disclosure as identified for purposes of our 2021 CEO pay ratio disclosure. We believe it is reasonable to use the same median employee for purposes of calculating the pay ratio disclosure because we did not experience material changes in 2022 to our employee population or compensation arrangements that would significantly affect our pay ratio disclosure. For purposes of identifying our median employee in 2021, we took the following steps:
•We determined that as of December 31, 2021 ("Determination Date"), our employee population, excluding our CEO, consisted of approximately 5,000 employees, including full-time and part-time employees. No employees were excluded on the basis of geography.
•For each employee, we calculated on a consistent basis (a) the base salary in effect as of the Determination Date, (b) the annual incentive paid with respect to fiscal year 2021, (c) commissions paid during fiscal year 2021 and (d) the grant date fair value of RSUs granted during fiscal year 2021 (calculated in accordance with ASC 718). For each employee, the sum of these components of compensation was then analyzed and sorted to identify the median employee.
Once the median employee was identified, the median employee's annualized total compensation shown in the chart above was calculated using the same methodology that we used to calculate the CEO's annual total compensation as reported in the Summary Compensation Table (see "IV. Executive Compensation—Summary Compensation Table").

CROWN CASTLE INC.	2023 PROXY STATEMENT

Pay Versus Performance
The following Pay Versus Performance Table sets forth certain compensation information, including compensation actually paid ("CAP") as calculated in accordance with Item 402(v) of Regulation S-K, of our Principal Executive Officer ("PEO") and the average compensation of the other NEOs as a group for 2022, 2021 and 2020. CAP amounts do not reflect the actual amount of compensation earned by or paid to the executives covered by the disclosure during the years shown below. Additional details regarding the CAP calculation are provided in the CAP Reconciliation Table below.
Pay Versus Performance Table

Year (a)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO (b)($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs (b)($)	Value of Initial Fixed $100 Investment Based On (c):		Net Income (in millions) ($)	AFFO Per Share (e)($)
					TSR ($)	Peer Group TSR (d)($)
2022	12,450,777	(23,064,859)	4,159,022	(3,640,624)	105.39	100.62	1,675	7.38
2021	14,553,510	40,841,701	4,453,786	11,341,359	156.16	134.06	1,096	6.95
2020	17,999,135	30,135,430	5,521,035	9,232,300	115.61	94.88	1,056	6.78

(a)The PEO for all reporting years was Jay A. Brown. The non-PEO NEOs for the applicable years were as follows:
•    2022: Daniel K. Schlanger, Michael J. Kavanagh, Christopher D. Levendos and Catherine Piche.
•    2021: Daniel K. Schlanger, Michael J. Kavanagh, Kenneth J. Simon, Christopher D. Levendos and Robert C. Ackerman.
•    2020: Daniel K. Schlanger, Robert C. Ackerman, Kenneth J. Simon, Christopher D. Levendos and James D. Young.
(b)See CAP Reconciliation Table below for information on adjustments made to the applicable total compensation disclosed in the Summary Compensation Table.
(c)Assumes an initial investment of $100.00 on December 31, 2019 and dividend reinvestment.
(d)The peer group used for purposes of this disclosure in each covered year is the FTSE NAREIT All Equity REITs Index.
(e)The Company has selected AFFO per share as the company-selected measure for purposes of this disclosure. We define Adjusted Funds from Operations ("AFFO") per share as AFFO divided by diluted weighted-average common shares outstanding. We define AFFO as Funds from Operations ("FFO") before straight-lined revenues, straight-lined expenses, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and integration costs, restructuring charges (credits), cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures. We define FFO as net income (loss) plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to the Company's common stockholders.
CAP Reconciliation Table

	2022		2021		2020
	PEO ($)	Average for Other NEOs ($)	PEO ($)	Average for Other NEOs ($)	PEO ($)	Average for Other NEOs ($)
Summary Compensation Table Total	12,450,777	4,159,022	14,553,510	4,453,786	17,999,135	5,521,035
Adjustments
Deduct: Reported value of equity awards(a)	(8,739,976)	(2,716,863)	(10,504,164)	(2,919,983)	(14,397,619)	(4,110,967)
Add: Year end fair value of outstanding equity awards granted in covered year	5,571,608	1,731,958	15,297,424	4,252,427	13,244,222	3,784,062
Add: Change in fair value of outstanding equity awards granted in prior years and unvested at year end	(26,050,018)	(5,537,606)	18,685,093	4,791,205	8,625,669	2,714,164
Add: Change in vesting date fair value of equity awards granted in prior years that vested in covered year	(5,966,179)	(1,249,038)	759,162	227,065	3,339,666	906,334
Subtract: Fair value at end of prior year of equity awards that failed to meet vesting conditions in covered year	—	—	—	—	272,230	71,609
Add: Value of dividends paid during the covered year on outstanding and unvested equity awards not otherwise reflected(b)	(331,071)	(28,098)	2,050,676	536,859	1,596,587	489,280
Total Adjustments(c)	(35,515,636)	(7,799,647)	26,288,191	6,887,573	12,136,295	3,711,264
Compensation Actually Paid	(23,064,859)	(3,640,624)	40,841,701	11,341,359	30,135,430	9,232,300

(a)Represents the grant date fair value of equity awards reflected in the "Stock Awards" columns in the Summary Compensation Table for the covered year.

CROWN CASTLE INC.	2023 PROXY STATEMENT

(b)Represents dividend equivalents accrued during the applicable year, as adjusted for the number of RSUs projected to be earned as of the end of each such year. The Company does not pay dividend equivalents prior to the vesting of RSUs, and payment of such amounts are in all cases contingent on the vesting of the underlying RSUs.
(c)No awards vested in the year in which they were granted.
Alignment Analysis
As discussed in "IV. Executive Compensation—Compensation Discussion and Analysis," equity awards represent the largest component of our total compensation program for executives. As a result, fluctuations in our stock price can have a meaningful impact on CAP. This impact is magnified by the Company's selection of TSR (both on absolute and relative basis) as a performance criteria for a large portion of such equity awards. As a result, year-over-year Company stock price fluctuations can have a material impact on the projected level of vesting of our Absolute TSR Performance RSUs and Relative TSR Performance RSUs. In 2022, our stock price decreased along with the broader equity market. This generally resulted in (1) a decline in the overall value of all outstanding Time RSUs and Performance RSUs; and (2) the value of Performance RSUs held by our NEOs at the end of 2022 being significantly lower than the value of such RSUs at the beginning of 2022. These factors were sufficiently significant in 2022 as to cause a negative CAP for Mr. Brown and the other NEOs.
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationship between CAP and the financial metrics presented in the Pay versus Performance Table. The graphs depicted below and related text are (1) based on historical data and are not necessarily indicative of future performance and (2) not to be incorporated by reference into the Company's filings with the SEC, whether made before or after the date hereof, except to the extent that the Company specifically incorporates such disclosure by reference.
Compensation Actually Paid vs. Company TSR. As discussed in "IV. Executive Compensation—Compensation Discussion and Analysis," the long-term incentive component of compensation represents the largest portion of the total compensation program for our executives. The majority of long-term incentives are comprised of Performance RSUs that are tied to the Company's TSR (either absolute or relative to a comparator group). The graph below shows the general alignment between Mr. Brown's CAP and the average CAP for the Company's other NEOs as a group ("Other NEOs Average CAP") as compared to the returns experienced by our stockholders over the three-year period.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Compensation Actually Paid vs. Net Income. As shown in the graph below, the Company's net income has improved over the specified three-year period; however, Mr. Brown's CAP and the Other NEOs Average CAP have fluctuated over the same period. This is due in large part to the fact that the Company does not use net income as a performance metric for any component of the executives' compensation. Accordingly, there is no observed relationship between CAP and net income.
Compensation Actually Paid vs. AFFO per Share. As discussed in "IV. Executive Compensation—Compensation Discussion and Analysis," AFFO per share is one of two financial performance metrics the Company uses to determine the Annual Incentives. However, as a result of the Company's relative emphasis on long-term incentives as compared to short-term incentives, the impact of AFFO per share improvement on executive compensation can be diminished or completely outweighed in some years. As shown below, despite AFFO per share increases in each of the years presented, significant decreases in the value of outstanding RSUs caused CAP to decrease materially in 2022.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Company TSR vs. Peer Group TSR. As shown in the following graph, the Company's cumulative TSR over the three-year period presented outperformed the FTSE NAREIT All Equity REIT Index cumulative TSR. The Company selected this index as its peer group for purposes of the Pay Versus Performance Table, in accordance with the provisions of Item 402(v) of Regulation S-K. The Company does not use FTSE NAREIT All Equity REIT Index to gauge executive compensation elements or determine the satisfaction of vesting conditions for performance-based awards. For a discussion of the peer groups used by the Company for executive compensation purposes, see "IV. Executive Compensation—Compensation Discussion and Analysis."
Tabular List
The list below represents the Company's most important financial performance measures (in no particular order) used to link NEOs' CAP for the most recently completed fiscal year to the Company's performance. For more information on the Company's performance measures, see "IV. Executive Compensation—Compensation Discussion and Analysis."
•Adjusted EBITDA
•AFFO per share
•Absolute TSR
•Relative TSR

CROWN CASTLE INC.	2023 PROXY STATEMENT

V. AMENDMENT TO THE COMPANY'S CHARTER REGARDING OFFICER EXCULPATION
Proposal
The Board has unanimously adopted and declared advisable and is submitting for stockholder approval an amendment to the Company's Charter ("Charter Amendment") to exculpate (i.e., limit or eliminate the monetary liability of) certain officers in limited circumstances to the fullest extent permitted by the Delaware General Corporation Law ("DGCL") (as currently in effect or as later amended), as discussed further below.
Background
Effective August 1, 2022, the State of Delaware, which is the Company’s state of incorporation, adopted amendments to Section 102(b)(7) of the DGCL ("DGCL Amendment") to allow Delaware corporations to exculpate certain of their officers from direct claims for a breach of duty of care. Currently, our Charter provides for exculpation of directors, except to the extent not permitted by the DGCL. The proposed Charter Amendment would provide both directors and certain officers with exculpation rights to the fullest extent permitted by the DGCL. The exculpation rights of officers would be similar to, but more limited than, the protections available to the Company's directors. In recent years, plaintiffs have employed a tactic of bringing claims against officers of a corporation, in addition to directors, to extract settlement leverage or increased settlement value. Such claims would typically be dismissed against the directors entitled to exculpation rights under their corporation's charter, but not the officers. The DGCL Amendment addresses the long-standing disparity in treatment between directors and officers and helps to reign in the increased litigation and insurance costs for corporations.
The DGCL currently provides for exculpation of officers for direct claims, including class actions, and does not provide exculpation for breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, any transaction in which the officer derived an improper personal benefit, or any action brought by or in the right of the corporation.
Rationale
The Board believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges in an evolving macroeconomic and regulatory environment, without the benefit of hindsight. The Board believes that exculpation provisions empower both directors and officers to exercise their best judgment in furtherance of stockholder interests. In addition, adopting an exculpation provision that aligns with Delaware law could prevent costly and protracted litigation that distracts our officers from important operational and strategic matters. We also expect our peers to adopt officer exculpation provisions. In light of that, if we fail to adopt such provisions, our ability to attract and retain highly qualified officer candidates may be adversely impacted.
Given the potential benefits anticipated to accrue to the Company, including the associated benefits to our stockholders, and the limited types of claims that would be exculpated, the Board recommends that the stockholders approve the Charter Amendment.
Effectiveness of Charter Amendment
If the Charter Amendment, in the form attached hereto as Appendix C, is approved by the stockholders at the Annual Meeting, it will become effective upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to the Charter setting forth the Charter Amendment, which we would expect to file following the Annual Meeting.
The Board recommends a vote FOR the approval of the Charter Amendment.

CROWN CASTLE INC.	2023 PROXY STATEMENT

VI.   OTHER MATTERS
Beneficial Ownership of Common Stock
The table below shows the beneficial ownership as of March 23, 2023 of our Common Stock held by (1) each of the directors, nominees for director, the NEOs and all directors and executive officers as a group and (2) each stockholder who beneficially owns more than 5% of our outstanding shares of Common Stock. This table also gives effect to any shares of Common Stock that may be acquired pursuant to any options, warrants, rights or other derivative securities, including RSUs, within 60 days after March 23, 2023, and includes shares held through 401(k) Plan accounts.

	Shares Beneficially Owned
Directors and Named Executive Officers(a)	Number (#)(b)		Percent (%)(c)
P. Robert Bartolo	35,117		*
Jay A. Brown	394,854	(d)	*
Cindy Christy	32,220		*
Ari Q. Fitzgerald	33,750	(e)	*
Andrea J. Goldsmith	8,271		*
Tammy K. Jones	4,759		*
Michael J. Kavanagh	81,556		*
Christopher D. Levendos	19,401		*
Anthony J. Melone	13,061		*
W. Benjamin Moreland	723,587	(f)	*
Catherine Piche	19,838		*
Daniel K. Schlanger	103,973		*
Kevin A. Stephens	14,416		*
Matthew Thornton, III	7,474		*
Directors and executive officers as a group (17 persons total)	1,691,878		*
Greater than 5% Stockholders
The Vanguard Group	57,123,369	(g)	13.17%
BlackRock, Inc.	32,008,568	(h)	7.38%

* Less than 1%
(a)Unless otherwise indicated, each of the persons listed in this table may be deemed to have (1) sole voting and investment power with respect to the shares beneficially owned by such persons or (2) shared voting and investment power with respect to shares owned by a spouse.
(b)In addition to the shares shown in the table, each of the executive officers holds RSUs which have been granted pursuant to our 2013 LTIP and 2022 LTIP as a component of executive compensation, as further described in "IV. Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentives." None of such RSUs are scheduled to vest pursuant to their terms within 60 days after March 23, 2023.
(c)Pursuant to SEC rules, Common Stock percentages are based on the number of outstanding shares of Common Stock as of March 23, 2023.
(d)Includes (1) 43,889 shares of Common Stock held in a brokerage account (together with other securities) pledged as collateral for a line of credit, and (2) 2,000 shares of Common Stock owned by Mr. Brown's spouse. Mr. Brown disclaims beneficial ownership of the shares held by his spouse.
(e)Includes 32,037 shares that are held on behalf of Hogan Lovells ("Hogan Lovells Shares"). Mr. Fitzgerald has sole voting and shared investment power with respect to the Hogan Lovells Shares but has no other interest in such shares except to the extent of his pecuniary interest in Hogan Lovells.
(f)All of Mr. Moreland's shares of Common Stock, except 2,804 shares, are pledged as collateral for a line of credit.
(g)Based on a Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group has shared voting power over 854,625 of such shares, sole dispositive power over 55,099,292 of such shares, and shared dispositive power over 2,024,077 of such shares of Common Stock. In such filing, The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355.
(h)Based on a Schedule 13G/A filed with the SEC on February 7, 2023, BlackRock, Inc. has sole voting power over 28,881,720 of such shares of Common Stock and sole dispositive power over 32,008,568 of such shares of Common Stock. In such filing, BlackRock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and our other equity securities.
Based solely on the review of such reports filed with the SEC and written representations that no other reports were required, we believe that, during the 2022 fiscal year, our executive officers, directors and greater than 10% beneficial owners timely complied with all Section 16(a) filing requirements applicable to them, except that Mr. Bartolo did not timely file one report with respect to one transaction.
Stockholder Recommendation of Director Candidates
Stockholders may recommend potential candidates for consideration by the NESG Committee by sending a written request to our Corporate Secretary. The written request must comply with the information and other requirements under our By-laws relating to the inclusion of stockholder director nominees, which requires, among other things, that the notice includes the candidate's name, contact information, biographical information and qualifications. In addition to the foregoing, the request must also include the potential candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request, the number of securities that the stockholder or group of stockholders beneficially owns and the period of time the stockholder or group of stockholders has beneficially owned the securities. Additional information may be requested from the nominee or the stockholder by the NESG Committee from time to time. As and if determined by the NESG Committee, potential candidates must also make themselves available to be interviewed by the NESG Committee, the Board and members of our executive management.
The NESG Committee reserves the right not to have any communications with the recommending stockholder or the candidate regarding the evaluation process of the candidate or the NESG Committee's conclusions regarding such evaluation.
Stockholder Nominations and Proposals for 2024 Annual Meeting
Proposals for Inclusion in our Proxy Statement
Stockholders wishing to have a proposal considered for inclusion in our 2024 proxy statement pursuant to Exchange Act Rule 14a-8 must submit the proposal so that our Corporate Secretary receives it at our principal executive offices located at Crown Castle Inc., 8020 Katy Freeway, Houston, Texas 77024, Attn: Corporate Secretary no later than December 5, 2023. If the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2023 Annual Meeting, the deadline for submitting proposals to be included in our 2024 proxy statement will be a reasonable time before we begin to print and mail our proxy materials for our 2024 Annual Meeting.
Stockholders wishing to have one or more director nominations considered for inclusion in our 2024 proxy statement pursuant to the proxy access right included in Section 2.10 of our By-Laws must submit written notice of the nomination or nominations, together with other information required by Section 2.10 and otherwise comply with the requirements of our By-Laws, so that our Corporate Secretary receives it at our principal executive offices no later than December 5, 2023 and not earlier than November 5, 2023. If the 2024 Annual Meeting is not held, or is advanced by more than 30 days, or is delayed by more than 90 days, from May 17, 2024 (the first anniversary date of the 2023 Annual Meeting), the nomination must be received by the Corporate Secretary not earlier than the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the 10th day following the announcement of the 2024 Annual Meeting date. A copy of the applicable By-Laws provision may be obtained, without charge, upon written request to our Corporate Secretary.
    Other Proposals to be Presented at the 2024 Annual Meeting (not for Inclusion in our Proxy Statement)
Stockholders may make nominations for directors and introduce proposals or other business to be considered at the 2024 Annual Meeting (but not included in our 2024 proxy statement) provided such nominations and

CROWN CASTLE INC.	2023 PROXY STATEMENT

proposals are in accordance with Section 2.07 of our By-Laws and involve proper matters for stockholder action. Such stockholder nominations and proposals and other business for the 2024 Annual Meeting must be delivered not less than 90 days (February 17, 2024) nor more than 120 days (January 18, 2024) before May 17, 2024 (the first anniversary date of the 2023 Annual Meeting) to our Corporate Secretary at our principal executive offices located at Crown Castle Inc., 8020 Katy Freeway, Houston, Texas 77024, Attn: Corporate Secretary. If the 2024 Annual Meeting is advanced by more than 30 days, or delayed by more than 90 days, from the first anniversary date of the 2023 Annual Meeting, notice of the nomination or proposal must be delivered not earlier than the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the 10th day following the announcement of the 2024 Annual Meeting date. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee. A copy of the applicable By-Laws provision may be obtained, without charge, upon written request to our Corporate Secretary.
In addition to satisfying the foregoing advance notice requirements under our By-Laws, including the earlier notice deadlines set forth above and therein, to comply with the universal proxy rules, stockholders wishing to solicit proxies in support of director nominees other than the Company's nominees must also provide notice that sets forth the additional information required by Rule 14a-19 under the Exchange Act no later than February 17, 2024 and no earlier than January 18, 2024.
If the date of the 2024 Annual Meeting is advanced or delayed by more than 30 calendar days from the first anniversary of the 2023 Annual Meeting, we shall, in a timely manner, inform stockholders of such change, by including a notice, under Item 5, in our earliest possible quarterly report on Form 10-Q or current report on Form 8-K. The notice will include the new deadline for submitting proposals to be included in our 2024 proxy statement and the new date for determining whether we have received timely notice of a nomination or proposal.
Expenses Relating to this Proxy Solicitation
We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to, and obtaining voting instructions from, beneficial owners of our stock.
Available Information
We maintain a website at https://www.crowncastle.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee, NESG Committee and Strategy Committee, together with certain other corporate governance materials, including our Financial Code of Ethics, Corporate Governance Guidelines and Ethics Policy, can be found under the Investors section of our website at https://investor.crowncastle.com, and such information is also available in print to any stockholder who requests it through our Corporate Secretary at the address below.
We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2022 Form 10-K as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, the 2022 Form 10-K is available, free of charge, on our website at https://www.crowncastle.com/investors/current10k.pdf. A request for a copy of the 2022 Form 10-K should be directed to Crown Castle Inc., 8020 Katy Freeway, Houston, Texas 77024, Attn: Corporate Secretary. A copy of any exhibit to the 2022 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to the Corporate Secretary.
Householding of Proxy Materials
In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as "householding," that permit us to deliver, in certain cases, only one Proxy Materials Notice, 2022 Form 10-K or Proxy Statement, as applicable, to multiple stockholders sharing the same address, unless we have received contrary instructions from one or more of the stockholders. If you received a householded mailing this year and would like to have additional copies of the Proxy Materials Notice, 2022 Form 10-K or other proxy materials sent to you, or if you would like to revoke your consent to the householding of documents in the future, please call 1-866-540-7095 or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

CROWN CASTLE INC.	2023 PROXY STATEMENT

Stockholder Communications
The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to any Committee, to the non-management Directors or to any Director in particular, to: Crown Castle Inc., 8020 Katy Freeway, Houston, Texas 77024, Attn: Corporate Secretary.

CROWN CASTLE INC.	2023 PROXY STATEMENT

VII.    INFORMATION ABOUT THE ANNUAL MEETING
Who Is Soliciting Proxies?
The Board is soliciting proxies for use at our Annual Meeting and any adjournments or postponements of the Annual Meeting. This Proxy Statement, the form of proxy and our 2022 Form 10-K are being distributed or made available via the Internet to our stockholders on or about April [ ], 2023.
Why Did I Receive a "Notice of Internet Availability of Proxy Materials"?
Pursuant to SEC rules regarding the electronic distribution of proxy materials, we have elected to provide access to our proxy materials on the Internet, instead of mailing the full set of printed proxy materials, which allows us to reduce costs associated with the Annual Meeting. On or about April [ ], 2023, we intend to send to most of our stockholders a Notice of Internet Availability of Proxy Materials ("Proxy Materials Notice") containing instructions on how to access our Proxy Statement and 2022 Form 10-K and how to submit a proxy. If you receive a Proxy Materials Notice, you will not receive a printed copy of the proxy materials in the mail unless you request it. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Proxy Materials Notice.
What are the Agenda Items for Consideration at the Annual Meeting?
The agenda for the Annual Meeting is to consider and vote upon the following matters:
•the election of 10 director nominees named in this Proxy Statement for a one-year term;
•the ratification of the appointment of PwC as our independent registered public accountants for fiscal year 2023;
•a non-binding, advisory vote to approve the compensation of our NEOs;
•the amendment to the Company's Charter regarding officer exculpation; and
•such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
How Can I Attend the Annual Meeting?
The Annual Meeting will be held on Wednesday, May 17, 2023 at 9:00 a.m. Central Time at our offices located at 8020 Katy Freeway, Houston, Texas 77024. You may attend and participate at the Annual Meeting if you are (1) a stockholder of record as of the close of business on March 20, 2023 ("Record Date"), (2) a legal proxy for a stockholder of record as of the Record Date or (3) a beneficial owner with evidence of ownership as of the Record Date (such as a letter from the bank, broker or other nominee through which you hold your shares confirming your ownership or a bank or brokerage firm account statement). If you are a stockholder of record who plans to attend the Annual Meeting, please mark the appropriate box on your proxy card (or note your intention to attend when prompted via Internet or telephone proxy submission). For all attendees, a valid picture identification must be presented in order to attend the meeting.
If you are a beneficial owner and plan to attend the Annual Meeting, please send written notification in advance of the Annual Meeting to our Corporate Secretary at Crown Castle Inc., 8020 Katy Freeway, Houston, Texas 77024, and enclose a copy of (1) evidence of your ownership as of the Record Date or (2) a legal proxy, executed in your favor, from the institution through which you hold your shares.
Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance of the Annual Meeting by one of the ways identified in "VII. Information About the Annual Meeting—How to Do I Vote?" below. If you are a participant in the 401(k) Plan, you must vote by the applicable deadline prior to the Annual Meeting. For further information on how to vote as a participant of the 401(k) Plan and the applicable deadline for voting, see "VII. Information About the Annual Meeting—How Do I Vote as a Participant in the Crown Castle Inc. 401(k) Plan?".

CROWN CASTLE INC.	2023 PROXY STATEMENT

Who Is Entitled to Vote at the Annual Meeting?
You can vote at the Annual Meeting if you are, on the Record Date, a holder of record of Common Stock. In addition, if you are a beneficial owner of our Common Stock, you may vote your shares at the Annual Meeting if you obtain a legal proxy, executed in your favor, from the bank, broker or other nominee through which you hold your shares and present it at the Annual Meeting. To request a legal proxy, please follow the instructions at the website listed on the Proxy Materials Notice.
Holders of Common Stock will have one vote for each share of Common Stock owned of record as of the Record Date. As of the close of business on the Record Date, there were 433,669,295 shares of Common Stock outstanding.
Is There a List of Stockholders Entitled to Vote at the Annual Meeting?
A complete list of the stockholders of record entitled to vote at the meeting will be available for examination, during ordinary business hours, by any stockholder of record at our offices located at 8020 Katy Freeway, Houston, Texas 77024 for a period of 10 days prior to the Annual Meeting.
How Do I Vote?
You may submit your proxy for your shares in any of the following ways:
•Mail. If you receive a printed proxy card or voting instruction form, mark, sign, date and return the proxy card or voting instruction form (see instructions on the Proxy Materials Notice on how to request a printed proxy card or voting instruction form).
•Phone. Call 1-800-690-6903 to submit a proxy by telephone.
•Internet. Prior to the Annual Meeting, you can vote online by visiting www.proxyvote.com or, if you received printed copies of your proxy materials, scan the QR code located on your proxy card or voting instruction form.
Alternatively, you may vote in person at the Annual Meeting. As noted above in "VII. Information About the Annual Meeting—Who is Entitled to Vote at the Annual Meeting?," if you are a beneficial owner whose shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the stockholder of record (that is, your bank, broker or nominee) to be able to vote at the Annual Meeting.
Have your Proxy Materials Notice, proxy card or voting instruction form in front of you when submitting a proxy by telephone or the Internet. It contains important information that is required to access the system. You must submit your proxy by 11:59 p.m. Eastern Time on May 16, 2023. As always, we encourage you to vote your shares prior to the Annual Meeting.
How Do I Vote as a Participant in the Crown Castle Inc. 401(k) Plan?
If you are a participant in the 401(k) Plan, your proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting instructions to Charles Schwab Bank, as trustee for the 401(k) Plan ("Trustee"), with respect to shares of Common Stock allocable to your 401(k) Plan account as of the Record Date.
If you provide voting instructions with respect to shares of Common Stock allocable to your 401(k) Plan account, the Trustee will vote those shares in the manner specified. If you fail to provide timely instructions, the independent fiduciary for the 401(k) Plan will instruct the Trustee to vote such shares of Common Stock in the same proportion as shares of Common Stock for which voting instructions have been timely and properly received from other 401(k) Plan participants, unless required by applicable law to exercise discretion in voting such shares.
To allow sufficient time for the Trustee to vote your shares, voting instructions from 401(k) Plan participants must be received by 11:59 p.m. Eastern Time on May 14, 2023.
How Will My Shares Be Voted at the Annual Meeting?
 All proxies that have been timely and properly submitted – whether by Internet, telephone or mail – and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but

CROWN CASTLE INC.	2023 PROXY STATEMENT

do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. The Board recommends the following vote for each of the proposals to be considered and voted upon at the Annual Meeting:
•FOR the election of each of the director nominees named in this Proxy Statement (Proposal 1);
•FOR the ratification of the appointment of PwC as our independent registered public accountants for fiscal year 2023 (Proposal 2);
•FOR the non-binding, advisory vote to approve the compensation of our NEOs (Proposal 3); and
•FOR the amendment to the Company's Charter regarding officer exculpation (Proposal 4).
If any other matters are properly presented at the Annual Meeting for consideration and if you have submitted a proxy for your shares by Internet, telephone or mail, the persons named as proxies in the proxy card will have the discretion to vote on those matters in their judgment for you. As of the date we filed this Proxy Statement with the SEC, we do not know of any other matters to be raised at the Annual Meeting.
What Is a Quorum for the Annual Meeting?
A quorum of stockholders is needed to hold a valid Annual Meeting. A quorum will exist to hold a valid Annual Meeting if the holders of at least a majority in voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting attend the Annual Meeting in person or are represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.
What Are the Voting Requirements for Each Proposal?
The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect each director nominee and to adopt each other proposal, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt Proposal(a)	Effect of Abstentions	Effect of Broker Non-Votes
Election of Directors	For, against or abstain on each nominee	Majority of votes cast	No effect	No effect
Ratification of the Appointment of Independent Registered Public Accountants	For, against or abstain	Majority of shares present or represented and entitled to vote thereon	Counted as vote against	Brokers have discretion to vote
Advisory Vote to Approve Executive Compensation	For, against or abstain	Majority of shares present or represented and entitled to vote thereon	Counted as vote against	No effect
Amendment to the Company's Charter Regarding Officer Exculpation	For, against or abstain	Majority of outstanding shares	Counted as vote against	Counted as vote against

(a)A nominee for director will be elected if the number of votes cast "for" a director nominee exceeds the number of votes cast "against" the nominee.
What Can I Do If I Change My Mind After I Vote?
You may change your vote by revoking your proxy at any time before it is exercised. If you are a stockholder of record, you can revoke your proxy by:
•delivering a timely written notice of revocation to our Corporate Secretary, Crown Castle Inc., 8020 Katy Freeway, Houston, Texas 77024;
•submitting a timely, later-dated proxy by Internet, telephone or mail (see instructions on your Proxy Materials Notice, proxy card or voting instruction form); or
•attending the Annual Meeting and voting. Attendance at the Annual Meeting alone will not constitute a revocation of a proxy.
If you are a beneficial owner whose shares are held in the name of a bank, broker or other nominee, you may revoke your voting instructions by submitting new voting instructions to your bank, broker or other nominee before

CROWN CASTLE INC.	2023 PROXY STATEMENT

the applicable deadline indicated above in "VII. Information About the Annual Meeting—How Do I Vote?". Alternatively, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting in person.
If you are a participant in the 401(k) Plan, you may revoke your voting instructions by submitting new voting instructions to the Trustee on or before the applicable deadline indicated above in "VII. Information About the Annual Meeting—How Do I Vote as a Participant in the Crown Castle Inc. 401(k) Plan?".

CROWN CASTLE INC.	2023 PROXY STATEMENT

Appendix A
Independence Categorical Standards
(February 22, 2023)

The board of directors (“Board”) of Crown Castle Inc. (“Company”) has established the following guidelines to assist it in determining whether a director of the Company (“Director”) has a “material relationship” with the Company and is “independent”.

The following relationships are not “material relationships” that would impair a Director’s “independence” (“Safe Harbor Relationships”):

•Certain Prior Relationships. More than three years have elapsed since:
a)the Director was employed by the Company;
b)a Family Member (defined below) was employed by the Company as an executive officer;
c)the Director or a Family Member was a partner with or employed by the Company’s internal or external auditor (“Auditor”) and personally worked on the Company’s audit; or
d)a present executive officer of the Company served on the compensation committee of a company which employed at the same time the Director or a Family Member as an executive officer.

•Current Employment. A Family Member is:
a)employed by the Company in a non-officer position; or
b)employed by, but is not a partner with, the Auditor and does not personally work on the Company’s audit.

•Compensation. The Director or a Family Member has received less than $120,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•Business Relationships. The Director or a Family Member is or was a partner, greater than 10% shareholder, director, officer or employee of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in each of the last three fiscal years, is less than the greater of:
a)$1 million, or
b)two percent (2%) of such other company’s consolidated gross revenues.

•Indebtedness. The Director or a Family Member is a partner, greater than 10% shareholder, director, officer or employee of a company that is indebted to the Company or to which the Company is indebted, and the total amount of each company’s indebtedness to the other is less than two percent (2%) of the total consolidated assets of such other company.

•Charitable Contributions. The Director or a Family Member is a trustee, fiduciary, director, officer or employee of a tax-exempt organization to which the Company contributes, and the Company’s contributions in any single fiscal year to that organization are less than the greater of:
a)$500,000, or
b)one percent (1%) of that organization’s total annual receipts.

•Stock Ownership. The Director owns, directly or indirectly, a significant amount of Company stock (including securities convertible into Company stock).

A “Family Member” is a Director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such Director’s home.

If a Director has a significant relationship with the Company that does not constitute a Safe Harbor Relationship, the determination of whether such relationship constitutes a “material relationship”, and therefore whether the director qualifies as independent, should be made by the Board based on the totality of circumstances. In addition, members of the Audit Committee are subject to additional standards relating to their independence.

CROWN CASTLE INC.	2023 PROXY STATEMENT
A - 1

Appendix B
Non-GAAP Financial Measures

This Proxy Statement includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, and Funds from Operations ("FFO"), which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).

Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

•Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other real estate investment trusts ("REITs") to measure financial performance without regard to items such as depreciation, amortization and accretion which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock (in periods where applicable)) and (2) sustaining capital expenditures, and excludes the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

•FFO is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

We define our non-GAAP financial measures as follows:

    Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on

CROWN CASTLE INC.	2023 PROXY STATEMENT

foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle and stock-based compensation expense.

    AFFO. We define AFFO as FFO before straight-lined revenue, straight-lined expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and integration costs, restructuring charges (credits), cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures.

    AFFO per share. We define AFFO per share as AFFO divided by diluted weighted-average common shares outstanding

    FFO. We define FFO as net income (loss) plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to the Company's common stockholders.

Reconciliations of Non-GAAP Financial Measures:

Reconciliation of Historical Adjusted EBITDA:

	For the Twelve Months Ended
(in millions)	December 31, 2022	December 31, 2021
Net income (loss)	$1,675	$1,096
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	34	21
Acquisition and integration costs	2	1
Depreciation, amortization and accretion	1,707	1,644
Amortization of prepaid lease purchase price adjustments	16	18
Interest expense and amortization of deferred financing costs	699	657
(Gains) losses on retirement of long-term obligations	28	145
Interest income	(3)	(1)
Other (income) expense	16	21
(Benefit) provision for income taxes	10	21
Stock-based compensation expense	156	131
Net (gain) loss from disposal of discontinued operations, net of tax	—	62
Adjusted EBITDA	$4,340	$3,816

CROWN CASTLE INC.	2023 PROXY STATEMENT

Reconciliation of Historical FFO and AFFO:

	For the Twelve Months Ended
(in millions)	December 31, 2022	December 31, 2021
Net income (loss)	$1,675	$1,096
Real estate related depreciation, amortization and accretion	1,653	1,593
Asset write-down charges	34	21
Net (gain) loss from disposal of discontinued operations, net of tax	—	62
FFO	$3,362	$2,772

FFO (from above)	$3,362	$2,772
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(410)	(111)
Straight-lined expense	73	76
Stock-based compensation expense	156	131
Non-cash portion of tax provision	6	1
Non-real estate related depreciation, amortization and accretion	54	51
Amortization of non-cash interest expense	14	13
Other (income) expense	10	21
(Gains) losses on retirement of long-term obligations	28	145
Acquisition and integration costs	2	1
Sustaining capital expenditures	(95)	(87)
AFFO	$3,200	$3,013
Weighted-average common shares outstanding—diluted	434	434
AFFO per share	$7.38	$6.95

CROWN CASTLE INC.	2023 PROXY STATEMENT

Appendix C

CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
CROWN CASTLE INC.

Crown Castle Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“Corporation”),

DOES HEREBY CERTIFY:

FIRST: The Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended by deleting Article IX thereof and inserting the following:

“ARTICLE IX

Directors’ and Officers’ Liability

To the fullest extent permitted by the DGCL, as currently in effect or hereafter amended, a Director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a Director or officer of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

If the DGCL shall be amended to authorize corporate action further eliminating or limiting the liability of directors or officers, then a Director or officer of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the DGCL, as so amended.”

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Crown Castle Inc. has caused this certificate to be signed this [●] day of [●], 2023.

CROWN CASTLE INC.
By:
Name:
Title:

CROWN CASTLE INC.	2023 PROXY STATEMENT
C - 1

Crown Castle Inc. 8020 Katy Freeway Houston, TX 77024	Notice of Annual Meeting of Stockholders May 17, 2023 and Proxy Statement

CROWN CASTLE INC.	2023 PROXY STATEMENT

8020 KATY FREEWAY HOUSTON, TX 77024
VOTE BY INTERNET - www.proxyvote.com or scan the QR barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 16, 2023. If you participate in the Crown Castle Inc. 401(k) Plan, you must vote these shares no later than 11:59 P.M. Eastern Time on May 14, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 16, 2023. If you participate in the Crown Castle Inc. 401(k) Plan, you must vote these shares no later than 11:59 P.M. Eastern Time on May 14, 2023. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V04593-P90691-Z84667	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CROWN CASTLE INC. The Board of Directors recommends you vote FOR each of the nominees in Proposal 1:
1. Election of Directors Nominees:	For	Against	Abstain
1a. P. Robert Bartolo	☐	☐	☐	The Board of Directors recommends you vote FOR Proposals 2, 3, and 4:	For	Against	Abstain
1b. Jay A. Brown	☐	☐	☐	2.The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for fiscal year 2023.	☐	☐	☐
1c. Cindy Christy	☐	☐	☐
1d. Ari Q. Fitzgerald	☐	☐	☐	3.The non-binding, advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐
1e. Andrea J. Goldsmith	☐	☐	☐
1f. Tammy K. Jones	☐	☐	☐	4.The amendment to the Company's Restated Certificate of Incorporation, as amended, regarding officer exculpation.	☐	☐	☐
1g. Anthony J. Melone	☐	☐	☐
1h. W. Benjamin Moreland	☐	☐	☐
1i. Kevin A. Stephens	☐	☐	☐
1j. Matthew Thornton, III	☐	☐	☐	NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please indicate if you plan to attend this meeting.	☐	☐
	YES	NO

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on the reverse side to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V04594-P90691-Z84667

CROWN CASTLE INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 17, 2023

The undersigned hereby appoint(s) Jay A. Brown and Donald J. Reid, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Crown Castle Inc. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 17, 2023 at 9:00 a.m. Central Time at the Company’s Corporate Offices at 8020 Katy Freeway, Houston, TX 77024.

IF YOU ARE A STOCKHOLDER, THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 ON THE REVERSE SIDE, "FOR" EACH OF PROPOSALS 2, 3 and 4, AND IN THE DISCRETION OF THE PROXIES NAMED ABOVE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. VOTING INSTRUCTIONS MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME ON MAY 16, 2023.

IF YOU ARE A PARTICIPANT IN THE CROWN CASTLE INC. 401(K) PLAN (“PLAN”), THEN THE PROXY CARD, WHEN PROPERLY EXECUTED AND DELIVERED, WILL CONSTITUTE VOTING INSTRUCTIONS TO CHARLES SCHWAB BANK, AS TRUSTEE FOR THE PLAN (“TRUSTEE”), WITH RESPECT TO SHARES OF COMMON STOCK ALLOCABLE TO YOUR ACCOUNT ON MATTERS PROPERLY COMING BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF YOU, AS THE PARTICIPANT IN THE PLAN, FAIL TO PROVIDE INSTRUCTIONS BY 11:59 P.M. EASTERN TIME ON MAY 14, 2023, THE INDEPENDENT FIDUCIARY FOR THE PLAN WILL INSTRUCT THE TRUSTEE TO VOTE SUCH SHARES OF COMMON STOCK IN THE SAME PROPORTION AS SHARES OF COMMON STOCK FOR WHICH VOTING INSTRUCTIONS HAVE BEEN TIMELY AND PROPERLY RECEIVED FROM OTHER PLAN PARTICIPANTS, UNLESS REQUIRED BY APPLICABLE LAW TO EXERCISE DISCRETION IN VOTING SUCH SHARES.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side